                                                                    EXHIBIT 10.1



                        SIXTH AMENDMENT AND RESTATEMENT
                          DATED AS OF MAY 16, 1994 OF

                                CREDIT AGREEMENT
                           DATED AS OF MAY 31, 1976,
                             AS HERETOFORE AMENDED


         GREYHOUND FINANCIAL CORPORATION (formerly Greyhound Leasing & Financial Corporation), a Delaware corporation (herein called the "Company"), the undersigned lenders (together with each lender which becomes a Lender hereunder pursuant to Sections 8.02 and 8.04, collectively the "Lenders"), the undersigned Agents, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, BANK OF MONTREAL, CHEMICAL BANK, CITIBANK, N.A., and NATIONAL WESTMINSTER BANK USA, individually and as agents (the "Agents") for the Lenders hereunder, and CITIBANK, N.A., a national banking association, as administrative agent (the "Administrative Agent") for the Lenders hereunder, agree that the Credit Agreement, dated as of May 31, 1976, as heretofore amended, among the Company, the Lenders and the Administrative Agent, is hereby restated and amended to read in its entirety as follows:


                                   ARTICLE I
                                  DEFINITIONS

         SECTION 1.01.  Definitions.
                        ____________

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

                 "A Advance" shall mean an advance by a Lender to the Company as part of an A Borrowing and refers to a Base Rate Advance or a Eurodollar Advance (each of which shall be a "Type" of A Advance).

                 "A Borrowing" shall mean a borrowing consisting of A Advances of the same Type made on the same day by the Lenders pursuant to Section 2.01.

                 "Advance" shall mean an A Advance or a B Advance.

                 "Applicable Lending Office" shall mean, with respect to each Lender, (i) such Lender's Domestic Lending Office in the case of a Base Rate Advance and (ii) such Lender's Eurodollar Lending Office in the case of a Eurodollar Advance, and, in the case of a B Advance, the office of such Lender notified by such Lender to the Administrative Agent as its Applicable Lending Office with respect to such B Advance.

                 "Assignment and Acceptance" has the meaning assigned to that term in Section 8.04.

                 "B Advance" shall mean an advance by a Lender to the Company as part of a B Borrowing resulting from the auction bidding procedure described in Section 2.03.

                 "B Borrowing" shall mean a borrowing consisting of B Advances made on the same day pursuant to the same Notice of B Borrowing by each of the Lenders whose offer to make one or more B Advances as part of such borrowing has been accepted by the Company under the auction bidding procedure described in Section 2.03.

                 "B Reduction" has the meaning specified in Section
         2.01.

                 "Base Rate" shall mean, for any period (including any Interest Period or portion thereof), a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the sum of (i) the highest of:

                          (a) The rate of interest announced publicly by Citibank in New York, New York from time to time as Citibank's base rate; or

                          (b)  the sum of (A) 1/2 of one percent plus
                 (B) the rate obtained by dividing (x) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks (such three-week moving average being determined weekly by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent), by
                 (y) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirements for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month nonpersonal time deposits of at least $100,000), plus (C) the average during such three-week period of the daily net annual assessment rates estimated in good faith by Citibank for determining the current annualassessment payable by Citibank to the Federal Deposit



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
                 Insurance Corporation for insuring three-month deposits in the United States; or

                          (c)  1/2 of one percent above the Federal Funds
                 Rate,

         plus (ii) the applicable Margin; provided that the Base Rate shall at no time exceed the maximum rate permitted by law. Each change in the Base Rate shall take effect simultaneously with the corresponding change in the applicable rate described above in clause (a), (b) or clause (c) and any change in the applicable Margin.

                 "Base Rate Advance" shall mean an A Advance which bears interest as provided in Section 2.05(a)(i).

                 "BofA" shall mean Bank of America National Trust and Savings Association, a national banking association.

                 "BofM" shall mean Bank of Montreal.

                 "Borrowing" shall mean an A Borrowing or a B Borrowing.

                 "Business Day" shall mean any day of the year on which banks are not required or authorized to close in New York, New York or Los Angeles, California, and, if the applicable Business Day relates to any Eurodollar Advance, a day of the year on which dealings are carried on in the London interbank market.

                 "Capital Stock" shall mean, with respect to any corporation, common stock and preferred stock of any class or classes (however designated).

                 "Carrying Value" shall mean the sum of (i) Receivables plus (ii) the residual value (as determined pursuant to the relevant leases) of all equipment of the Company and the Subsidiaries under lease, less Unearned Income.

                 "Chemical" shall mean Chemical Bank, a New York banking corporation.

                 "Citibank" shall mean Citibank, N.A., a national banking association.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended.

                 "Commercial Paper" shall mean instruments for the payment of money which mature within 270 days from the date of issue, are commonly known as commercial paper and are of a character customarily traded in the money market.

                 "Commitment" has the meaning assigned to that term in
         Section 2.01.

                 "Commitment Reallocation Event" means the occurrence, or proposed occurrence, of (i) the non-ratable termination of any Lender's Commitment pursuant to Section 2.11(b),
         (ii) any extension of the Termination Date pursuant to
         Section 2.17 as to less than all of the Lenders, or
         (iii) the addition of a New Lender pursuant to Section 8.02.

                 "Consolidated Net Income" for any period shall mean the amount of net income (or net loss) of the Company and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that Consolidated Net Income shall not include (i) any net income (or net loss) of a Subsidiary for any period during which it was not a Subsidiary, (ii) any net income (or net loss) of any business, properties or assets acquired (by way of merger, consolidation, purchase or otherwise) by the Company or any Subsidiary for any period prior to the acquisition thereof, or (iii) the equity of the Company or any Subsidiary in the undistributed earnings of any entity other than a Subsidiary.

                 "D&P" shall mean Duff & Phelps Credit Rating Co. and any successor thereto.

                 "Domestic Lending Office" shall mean, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" on Schedule 1 hereto or such other office of such Lender as such Lender may from time to time specify to the Company and the Administrative Agent.

                 "Effective Date" shall mean the date on or before August 29, 1994 on which all of the conditions in Section
         5.01 shall have been satisfied or waived.

                 "Eligible Assignee" means any financial institution or entity engaged in the business of extending revolving credit and having consolidated assets of $500,000,000 or more;
         excluding, however, any insurance companies or commercial finance companies.

                 "Environmental Laws" shall mean any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions applicable to the Company or any Subsidiary relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water,


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
         ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "ERISA Affiliate", as applied to any Person, shall mean any trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of Section 414(b) and (c) of the Code.

                 "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                 "Eurodollar Advance" shall mean an A Advance which bears interest as provided in Section 2.05(a)(ii).

                 "Eurodollar Lending Office" shall mean, with respect to each Lender, the office of such Lender specified as its "Eurodollar Lending Office" on Schedule 1 hereto or such other office of such Lender as such Lender may from time to time specify to the Company and the Administrative Agent.

                 "Eurodollar Rate" shall mean, in respect of any Interest Period or portion thereof for any Eurodollar Advance, the sum of the applicable LIBO Rate and the Margin applicable to such Interest Period or portion thereof.

                 "Eurodollar Reserve Percentage" of any Lender for the Interest Period for any Eurodollar Advance shall mean the reserve percentage applicable during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

                 "Event of Default" has the meaning assigned to that term in Section 6.01.



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
                 "Exposure" shall mean the aggregate Carrying Value of all transactions in respect of any Person which is a customer of the Company or any Subsidiary, any subsidiary of such Person or any other Person, the obligations of which are guaranteed by a Person that is a customer of the Company or such Subsidiary.

                 "Extension Request" shall mean a Request for Extension delivered by the Company to the Lenders to request an extension of the Termination Date in accordance with the provisions of Section 2.17, in substantially the form of Exhibit E hereto.

                 "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                 "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or any analogous opinions, statements or pronouncements of any successor thereto, which are applicable in the United States to the circumstances as of the date of determination.

                 "GFC Financial" shall mean GFC Financial Corporation, a Delaware corporation.

                 "Greyhound European Financial Group" shall mean
         Greyhound Financial & Leasing Corporation AG, a Switzerland corporation, Greyhound Financial Services Limited, a United Kingdom corporation, and their subsidiaries.

                 "Guaranty", as applied to any Person, shall mean any direct or indirect liability, contingent or otherwise, of that Person with respect to any obligation of another including, without limitation, the endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another. The amount of any Guaranty shall be equal to the amount of the obligation so guaranteed or otherwise supported.

                 "Indebtedness", as applied to any Person, shall mean
         (i) all indebtedness for borrowed money which is properly classified as a liability on a balance sheet in conformity with GAAP, (ii) that portion of obligations with respect to capital leases which is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, except, in any case, unfunded lines of credit, and
         (iv) any obligation owed for all or any part of the deferred purchase price of property or services which purchase price is (A) due more than six months from the date of incurrence of the obligation in respect thereof, or (B) evidenced by a note or similar written instrument, excluding, in any case, indebtedness secured by equipment or property where the recourse of the payee of such indebtedness is limited to the lessor's interest in leases thereof, the rents and other amounts due thereunder and such equipment or property and proceeds therefrom.

                 "Interest Period" has the meaning assigned to that term in Section 2.05(b).

                 "Level 1" shall mean that Long-term Debt carries two or more of the following ratings:

                          "A-" or higher by S&P
                          "A3" or higher by Moody's
                          "A-" or higher by D&P


                 "Level 2" shall mean that the criteria of Level 1 are not satisfied and Long-term Debt carries two or more of the following ratings:

                          "BBB+" or higher by S&P
                          "Baa1" or higher by Moody's
                          "BBB+" or higher by D&P

                 "Level 3" shall mean that the criteria of neither Level 1 nor Level 2 are satisfied and Long-term Debt carries two or more of the following ratings:

                          "BBB" or higher by S&P
                          "Baa2" or higher by Moody's
                          "BBB" or higher by D&P




                 "Level 4" shall mean that none of the criteria of Level 1, Level 2 or Level 3 are satisfied and Long-term Debt carries two or more of the following ratings:

                          "BBB-" or higher by S&P
                          "Baa3" or higher by Moody's
                          "BBB-" or higher by D&P

                 "Level 5" shall mean that none of the criteria of Level 1, Level 2, Level 3 or Level 4 are satisfied.

                 "Lien" shall mean any lien, mortgage, charge, claim, security interest, pledge, hypothecation, right of another under any conditional sale or other title retention agreement, or any other encumbrance affecting title to property. Without limiting the generality of the foregoing, the sale of property used or useful in the business of the seller with the intention of retaining the use thereof under a lease, or any other comparable arrangement commonly referred to as a "sale and leaseback", shall be deemed to create a Lien on such property.

                 "LIBO Rate" shall mean, for any Interest Period for a Eurodollar Advance comprising part of the same Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in United States dollars are offered by the principal office of each of the Reference Banks in London, England, to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of such Eurodollar Advance comprising part of such Borrowing to be outstanding during such Interest Period from such Reference Bank. The LIBO Rate for the Interest Period for each Eurodollar Advance comprising part of the same Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference
         Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of
         Section 2.07.

                 "Long-term Debt" shall mean senior, unsecured, public long-term debt securities of the Company.

                 "Majority Lenders" shall mean at any time Lenders holding at least 66-2/3% of the then aggregate unpaid principal amount of the A Advances (or, if an Event of Default shall have occurred and the Total Commitments shall have been terminated, the Advances) held by Lenders or, if no such principal amount is then outstanding, Lenders having at least 66-2/3% of the Total Commitments.

                 "Margin" shall mean with respect to any day in any Interest Period in relation to any Advance, the percentages set forth in Table A below, with respect to determinations of the Base Rate, or Table B below, with respect to determinations of the Eurodollar Rate:

                                    Table A
                               Base Rate Margins
                               (in basis points)

                                           Outstanding Advances as a
                                           Percentage of Commitments
                                           (without giving effect
                                           to any B Reduction)
                                           __________________________


                                                             Greater than
         Level                   Less than 50%               or equal to 50%
         _____                   _____________               _______________
         Level 1                    -15.00                         -15.00
         Level 2                    -22.50                         -22.50
         Level 3                    -30.00                         -30.00
         Level 4                    -27.50                          -2.50
         Level 5                      0.00                          50.00


                                    Table B
                               Eurodollar Margins
                               (in basis points)

                                           Outstanding Advances as a
                                           Percentage of Commitments
                                           (without giving effect
                                           to any B Reduction)
                                           __________________________


                                                             Greater than
         Level                   Less than 50%               or equal to 50%
         _____                   _____________               _______________
         Level 1                     35.00                          47.50
         Level 2                     33.75                          46.25
         Level 3                     45.00                          70.00
         Level 4                     72.50                          97.50
         Level 5                    100.00                         150.00

         The applicable Margin shall be adjusted daily to reflect changes in the outstanding principal amount of the Advances (determined for any day as of the close of business) and the Level applicable to Long-term Debt in accordance with
         Section 2.07.

                 "Moody's" shall mean Moody's Investors Service, Inc. and any successor thereto.

                 "NatWest" shall mean National Westminster Bank USA.

                 "New Lender" shall have the meaning assigned to that term in Section 8.02.

                 "Note" has the meaning specified in Section 2.18(d).



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
                 "Notice of A Borrowing" has the meaning specified in
         Section 2.02.

                 "Notice of B Borrowing" has the meaning specified in
         Section 2.03.

                 "Notice of Borrowing" shall mean the Notice of A Borrowing or the Notice of B Borrowing or both, as the context may require.
                 "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA or any successor thereto under ERISA.

                 "Person" shall mean an individual, corporation, partnership, joint venture, trust or unincorporated organization, any nation, state or government or political subdivision thereof or any agency of such nation, state, government or political subdivision.

                 "Plan" shall mean an employee benefit plan (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA) maintained for employees of the Company or any of its ERISA Affiliates and covered by Title IV of ERISA.

                 "Receivables" shall mean the sum of (i) the aggregate amounts then due or to become due to the Company and the Subsidiaries under all contracts receivable and equipment leases then in effect, less all lease rental deposits received by the Company and the Subsidiaries under such leases and (ii) the aggregate amounts paid or payable by the Company and the Subsidiaries for equipment not yet delivered, provided there is then in effect a written agreement (not subject to any assignment, lien, security interest or other encumbrance) to lease or obtain financing for such equipment from the Company or the Subsidiaries upon delivery, but only to the extent that the agreed-upon rentals or payments by the customer for such equipment cover such amounts.

                 "Reference Banks" shall mean Citibank, BofA, Chemical, NatWest and BofM.

                 "S&P" shall mean Standard & Poor's Corporation and any successor thereto.

                 "Secured Indebtedness" shall mean all Senior
         Indebtedness and Subordinated Indebtedness secured by any Lien (including the Lien of a conditional vendor) upon or with respect to any of the property or assets of the Company or the Subsidiaries, including, for purposes of Section 4.02(b) of this Agreement, obligations incurred in transactions in which the Company is the lessee and sublessor of the property securing such obligations.

                 "Senior Indebtedness" shall mean all Indebtedness of the Company and the Subsidiaries, and including any direct or contingent liability in connection with the assumption or Guaranty of, or undertaking with respect to, the obligations of any Person other than the Company or the Subsidiaries, but excluding Subordinated Indebtedness.

                 "Short Term Facility Credit Agreement" shall mean that certain Credit Agreement (Short Term Facility) of even date herewith among the Company, the Lenders thereunder, the Agents and the Administrative Agent, as it may be amended, supplemented or otherwise modified from time to time.

                 "Stockholders' Equity" shall mean stockholders' equity determined in accordance with GAAP.

                 "Subordinated Indebtedness" shall mean Indebtedness of the Company which is issued and outstanding on the date hereof or issued after the date hereof which is, in the sole opinion of the Majority Lenders, subordinated by its terms in right of payment to all Indebtedness hereunder, on terms satisfactory to the Majority Lenders.

                 "Subsidiaries" shall mean corporations of which the Company shall directly or indirectly own 51% of the outstanding capital stock, other than directors' qualifying shares.

                 "Surviving Corporation" has the meaning assigned to that term in Section 4.02(f).

                 "Tangible Net Worth" shall mean Stockholders' Equity less all assets of the Company and consolidated subsidiaries that would be classified as intangible assets under GAAP.

                 "Termination Date" shall mean the date that occurs three years from the Effective Date; provided, however, that, if any Lender has consented to an Extension Request in accordance with Section 2.17, with regard to the then existing Termination Date, the then existing Termination Date as to such Lender shall be automatically extended for one year from the then existing Termination Date; provided, however, that, notwithstanding any other provisions of this Agreement to the contrary, the Termination Date shall occur upon the earlier termination in whole of the Commitments pursuant to Section 2.11 or 6.01.

                 "Termination Event" shall mean (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for 30-day notice to the PBGC under such regulations), or (ii) the withdrawal of the Company or any of its ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in
         Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or
         (iv) the institution of proceedings to terminate a Plan by the PBGC, or (v) any other event or condition which constitutes grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or
         (vi) the imposition of a lien pursuant to Section 412(n) of the Code.

                 "Total Commitments" shall mean, at the time for any determination thereof, the aggregate of the Commitments of the Lenders.

                 "TriCon" shall mean TriCon Capital Corporation, a Delaware corporation.

                 "TriCon Acquisition Date" shall mean April 30, 1994, the date upon which the Company consummated its acquisition of all of the outstanding capital stock of TriCon.

                 "Type" shall mean, with reference to an A Advance, a Base Rate Advance or a Eurodollar Rate Advance.

                 "Unearned Income" shall mean those amounts carried on the books of the Company and its Subsidiaries from time to time of the type identified as "unearned income" in the audit report, certified by Deloitte & Touche, of the Company and its Subsidiaries for the year ended December 31, 1993.


                                   ARTICLE II
                         Amount and Terms of the Credit

           SECTION 2.01.  The A Advances.
                          _______________

           (a) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make A Advances to the Company from time to time on any Business Day during the period from the Effective Date to but excluding the Termination Date, as in effect for such Lender, in an aggregate principal amount at any one time outstanding not to exceed the amount set opposite such Lender's name on the signature pages hereof, as such amount may be reduced pursuant to Section 2.11 (such Lender's "Commitment"), provided that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the B Advances then outstanding at any time of determination, such deemed use of the aggregate amount of the Commitments shall be applied to the Lenders ratably according to their respective Commitments in effect at such time of determination (such deemed use of the aggregate amount of the Commitments being a "B Reduction").
The aggregate of all Commitments hereunder on the Effective Date is $950,000,000. Within the limits of each Lender's Commitment, the Company may from time to time borrow, repay pursuant to
Section 2.08 or prepay pursuant to Section 2.04, and reborrow under this Section 2.01.

           (b) Each A Borrowing shall be (i) in the case of Base Rate Advances, in an aggregate principal amount of not less than $5,000,000 or, if greater, in an aggregate principal amount which is an integral multiple of $1,000,000, and (ii) in the case of Eurodollar Advances, in an aggregate principal amount of not less than $15,000,000 or, if greater, an aggregate principal amount which is an integral multiple of $1,000,000 (except that any Borrowing consisting of Base Rate Advances may be in an aggregate principal amount equal to the unused portion of the Total Commitments) and shall consist of A Advances of the same Type and Interest Period, in each case made on the same day simultaneously by the Lenders ratably according to their respective Commitments.

           SECTION 2.02.   Making the A Advances.
                           ______________________

           (a) Each Borrowing shall be made on notice given not later than (i) 11:00 A.M. (New York City time) in the case of an A Borrowing which is to consist of Base Rate Advances, on the Business Day of such A Borrowing, and (ii) 12:00 Noon (New York City time) in the case of an A Borrowing which is to consist of Eurodollar Advances, on the third Business Day prior to such A Borrowing, from the Company to the Administrative Agent (which shall give prompt notice thereof to each Lender). Each such notice (a "Notice of A Borrowing") shall be by telex or telecopy facsimile, confirmed immediately in writing, in substantially the form of Exhibit A-1 hereto and shall specify (i) the date of such A Borrowing, which shall be a Business Day, (ii) the Type of A Advances comprising such A Borrowing, (iii) the aggregate amount of the proposed A Borrowing, and (iv) the Interest Period for the A Advances to be made as part of such A Borrowing. Each Lender through its Applicable Lending Office shall, before (x) in the case of an A Borrowing which is to consist of Base Rate Advances, 1:00 P.M. (New York City time), and (y) in the case of an A Borrowing which is to consist of Eurodollar Advances, 12:00 Noon (New York City time) on the date of such A Borrowing, make available to the Administrative Agent at its address provided for in Section 8.03 such Lender's ratable portion of such A Borrowing in same day funds. Upon fulfillment of the applicable conditions set forth in Article V and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the Company at the Administrative Agent's aforesaid address.

           (b) Anything in subsection (a) above to the contrary notwithstanding,

                (i) if any Lender shall notify (which notice shall, if given in relation to a proposed A Borrowing, be given at least one Business Day before the date of the proposed A Borrowing) the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Advances or to fund or maintain Eurodollar Advances hereunder, the Commitment of such Lender to make Eurodollar Advances shall forthwith be suspended until the Administrative Agent shall notify the Company that such Lender has determined that the circumstances causing such suspension no longer exist and such Lender's then outstanding Eurodollar Advances, if any, shall be converted to Base Rate Advances; to the extent that such affected Eurodollar Advances become Base Rate Advances, all payments of principal that would have been otherwise applied to such Eurodollar Advances shall be applied instead to such Lender's Base Rate Advances; provided that if Majority Lenders are subject to the same illegality or assertion of illegality, then the right of the Company to select Eurodollar Advances for such A Borrowing or any subsequent A Borrowing shall forthwith be suspended until the Administrative Agent shall notify the Company that the circumstances causing such suspension no longer exist, and each A Advance comprising such A Borrowing shall be converted to a Base Rate Advance;

                (ii) if fewer than two Reference Banks furnish timely information to the Administrative Agent pursuant to
         Section 2.07 for determining the LIBO Rate for Eurodollar Advances comprising any requested A Borrowing, the right of the Company to select Eurodollar Advances for such A Borrowing or any subsequent A Borrowing shall be suspended until the Administrative Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist, and each A Advance comprising such A Borrowing shall be converted to a Base Rate Advance; and

                (iii)  if the Majority Lenders shall, at least
         one Business Day before the date of any requested A
         Borrowing, notify the Administrative Agent that the LIBO
         Rate for Eurodollar Advances comprising such A Borrowing will not adequately reflect the cost to such Majority
         Lenders of making or funding their respective Eurodollar
         Advances for such A Borrowing, the right of the Company to select Eurodollar Advances for such A Borrowing or any subsequent A Borrowing shall be suspended until the Administrative Agent shall notify the Company and the Lenders that the circum-stances causing such suspension no longer exist, and each A Advance comprising such A Borrowing shall be converted to a Base Rate Advance.

           (c) Each Notice of A Borrowing shall be irrevocable and binding on the Company and, in respect of an A Borrowing consisting of Eurodollar Advances specified in any such notice, the Company shall, in accordance with Section 2.13, indemnify each Lender against any loss or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified for such A Borrowing the applicable conditions set forth in Article V, including, without limitation, any loss (including loss of anticipated profits) or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund the A Advance to be made by such Lender as part of such A Borrowing when such A Advance, as a result of such failure, is not made on such date.

           (d) Unless the Administrative Agent shall have been notified by a Lender before 12:00 Noon (New York City time) on the Business Day of the making of a Base Rate Advance and 11:00 A.M. (New York City time) one Business Day prior to the date of the making of any Eurodollar Advance that such Lender does not intend to make available to the Administrative Agent such Lender's portion of the A Advances to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date for the making of such A Advances and the Administrative Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such portion is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent shall have made such portion available to the Company as aforesaid, the Administrative Agent shall be entitled to recover such portion on demand from such Lender, which demand shall be made in a reasonably prompt manner. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Company and the Company shall repay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Company, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Company to the date such corresponding amount is recovered by the Administrative Agent, at (i) in the case of the Company, the interest rate applicable at the time to A Advances comprising such A Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights which the Company may have against any Lender as a result of any default by such Lender hereunder.

            (e) The failure of any Lender to make the A Advance to be made by it as part of any A Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its A Advance on the date of such A Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the A Advance to be made by such other Lender on the date of any A Borrowing.

            SECTION 2.03.             Making the B Advances.
                                      ______________________

            (a) Each Lender severally agrees that the Company may make B Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the latest Termination Date of any Lender then in effect in the manner set forth below; provided that, (i) following the making of each B Borrowing, (1) the aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders then in effect (computed without regard to any B Reduction), and
(2) the aggregate amount of the B Advances scheduled to be outstanding at any time through the maturity of such B Advances shall not exceed the aggregate amount of the Commitments of the Lenders scheduled to be in effect at such time (computed without regard to any B Reduction), and (ii) no Lender may make a B Advance if the maturity date of such B Advance occurs after the Termination Date of such Lender.

                 (i) The Company may request a B Borrowing under this Section 2.03 by delivering to the Administrative Agent, by telecopier, telex or cable, confirmed immediately in writing, a notice of a B Borrowing (a "Notice of B Borrowing"), in substantially the form of Exhibit A-2 hereto, specifying the date and aggregate amount of the proposed B Borrowing, the maturity date for repayment of each B Advance to be made as part of such B Borrowing (which maturity date (x) in the case of a fixed rate B Borrowing may not be earlier than the date occurring 14 days after the date of such B Borrowing or later than the date occurring 180 days after the date of such B Borrowing, and (y) in the case of any other B Borrowing may not be earlier than the date occurring 30 days after the date of such B Borrowing or later than the date occurring 180 days after the date of such B Borrowing), the interest payment date or dates relating thereto, and any other terms to be applicable to such B Borrowing, not later than 11:00 A.M. (New York City time) (A) at least one Business Day prior to the date of the proposed B Borrowing, if the Company shall specify in the Notice of B Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum and
         (B) at least four Business Days prior to the date of the proposed B Borrowing, if the Company shall instead specify in the Notice of B Borrowing the basis to be used by the Lenders in determining the rates of interest to be offered by them. The Company may not select a maturity date for any B Borrowing which ends after the latest Termination Date of any Lender then in effect. The Administrative Agent shall in turn promptly notify each Lender of each request for a B Borrowing received by it from the Company by sending such Lender a copy of the related Notice of B Borrowing.

                 (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more B Advances to the Company as part of such proposed B Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by delivering a B Advance Offer Notice, in the form of Exhibit A-3 hereto, to the Administrative Agent (which shall give prompt notice of receipt thereof to the Company), before 11:00 A.M. (New York City time) (A) on the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (A) of paragraph (i) above and (B) three Business Days before the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (B) of paragraph
         (i) above, which notice shall include the minimum amount and maximum amount of each B Advance which such Lender would be willing to make as part of such proposed B Borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Commitment), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such B Advance; provided that if the Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Company of such offer before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders.

                 (iii)  The Company shall, in turn, (A) before
         12:00 noon (New York City time) on the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (A) of paragraph (i) above and
         (B) before 1:00 P.M. (New York City time) three Business Days before the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause
         (B) of paragraph (i) above, either

                        (x)  cancel such B Borrowing by giving the
                 Administrative Agent notice to that effect, or

                        (y)  accept, in whole or in part (but
                 not less than the minimum amount indicated by the applicable Lender) one or more of the offers made by any Lender or Lenders pursuant to paragraph (ii) above (which acceptance shall be irrevocable) in its sole discretion, by giving notice to the Administrative
                 Agent of the amount of each B Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Company by the Administrative Agent on behalf of such Lender for such B Advance pursuant to paragraph
                 (ii) above) to be made by each Lender as part of such B Borrowing (provided that the aggregate amount of such B Borrowing shall not exceed the amount specified on the Notice of B Borrowing delivered by the Company pursuant to paragraph (i) above), and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Administrative Agent notice to that effect; provided that acceptance of offers may only be made on the basis of ascending rates for B Borrowings of the same type and duration for up to the maximum amounts offered by Lenders; and provided further that if offers are made by two or more Lenders for the same type of B Borrowing for the same duration and with the same rate of interest, in an aggregate amount which is greater than the amount requested, the principal amount of B Borrowings in respect of which such offers are accepted shall be allocated by the Company among such Lenders as nearly as possible (in multiples of $1,000,000, as the Company may deem appropriate) on a pro rata basis based on the maximum amounts offered by such Lenders at such rate of interest.

                     (iv) If the Company notifies the Administrative Agent that such B Borrowing is cancelled pursuant to paragraph (iii)(x) above or if the Company rejects any offers made by Lenders pursuant to paragraph (iii)(y) above, the Administrative Agent shall give prompt notice thereof to the Lenders or affected Lenders, as the case may be, and in the case of a cancellation, such B Borrowing shall not be made.

                     (v) If the Company accepts, in whole or in part, one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Administrative
         Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such B Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Company,
         (B) each Lender that is to make a B Advance as part of such B Borrowing, of the amount of each B Advance to be made by such Lender as part of such B Borrowing, and (C) each Lender that is to make a B Advance as part of such B Borrowing, upon receipt, that the Administrative Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make a B Advance as part of such B Borrowing shall, before 1:00 P.M. (New York City time) on the date of such B
         Borrow-
         ing specified in the notice received from the Administrative Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Administrative Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.03 such Lender's portion of such B Borrowing, in same day funds. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the Company at the Administrative Agent's aforesaid address.
         Promptly after each B Borrowing, the Administrative Agent will notify each Lender of the amount of the B Borrowing, the consequent B Reduction and the dates upon which such B Reduction commenced and will terminate.

                     (vi)  The Company agrees to pay to the
         Administrative Agent for the Administrative Agent's account an auction fee of $2,500 for each Notice of B Borrowing delivered by the Company to the Administrative Agent pursuant to this Section 2.03(a), whether or not a B
         Borrowing is made pursuant thereto.

            (b) Each B Borrowing shall be in an aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each B Borrowing, the Company and each Lender shall be in compliance with the limitations set forth in the proviso to the first sentence of subsection (a) above.

            (c) Within the limits and on the conditions set forth in this Section 2.03, the Company may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection
(d) below, and reborrow under this Section 2.03, and more than one B Borrowing may be made on a Business Day; provided that, except for B Borrowings made on the same Business Day, a B Borrowing shall not be made within three Business Days of the date of any other B Borrowing.

            (d) The Company shall repay to the Administrative Agent for the account of each Lender which has made a B Advance, on the maturity date of each B Advance (such maturity date being that specified by the Company for repayment of such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above), the then unpaid principal amount of such B Advance. The Company shall have no right to prepay any principal amount of any B Advance unless, and then only on the terms, specified by the Company for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above.

            (e) The Company shall pay interest on the unpaid principal amount of each B Advance from the date of such B

Advance to the date the principal amount of such B Advance is repaid in full, at the rate of interest for such B Advance specified by the Lender making such B Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by the Company for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above; provided that any principal amount of any B Advance which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to (A) until the stated maturity date of such B Advance, the greater of (x) 2% per annum above the Base Rate in effect from time to time and (y) 2% above the stated rate per annum of such B Advance, and (B) after the stated maturity of such B Advance, 2% per annum above the Base Rate in effect from time to time.

            SECTION 2.04.  Prepayments of Advances.
                           ________________________

            (a) The Company shall have no right to prepay any principal amount of any A Advances other than as provided in this subsection (a). The Company may, upon at least one Business Day's notice to the Administrative Agent in the case of Base Rate Advances and at least three Business Days' notice to the Administrative Agent in the case of Eurodollar Advances stating the proposed date and the aggregate principal amount of the prepayment, and if such notice is given the Company shall, prepay the outstanding principal amounts of the A Advances comprising part of the same A Borrowing in whole or ratably in part; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 and integral multiples of $1,000,000 in excess thereof and (y) the Company shall pay all accrued interest to the date of such prepayment on the portion of any A Advance being prepaid and shall, in the case of any such prepayment of any Eurodollar Advance, be obligated to reimburse the Lenders in respect thereof pursuant to Section 2.13. Base Rate Advances may be prepaid without premium or penalty.

                  (b) (i) The Lenders may require prepayment of the Advances and termination of the Commitments in the manner set forth in subsection (b)(ii) below, upon the occurrence (or, as set forth in subsection (b)(ii) below, the proposed occurrence) of either of the following events (the events described in clauses (x) or (y) are sometimes hereinafter referred to as a "Change of Control"):

                           (x) any Person or two or more Persons acting in concert shall have acquired beneficial ownership or the right to acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of securities of GFC Financial or the Company (or other securities convertible into such securities) representing 25% or more of the combined voting power of all securities of GFC Financial or the Company entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency ("Share Acquisition"); or

                           (y)  individuals who either (1) have been
                 directors of GFC Financial or the Company for the prior 24-month period or (2) were nominated or elected by directors in office during such period (but prior to any Share Acquisition) shall cease for any reason to constitute a majority of the board of directors of GFC Financial or the Company.

                     (ii) The Company shall give prompt written notice to each Lender ("Company Notice") of any proposed or actual Change of Control as follows: (x) if the Company has knowledge of and the board of directors consents to (or does not oppose) a proposed Change of Control, the Company shall notify the Lenders of such Change of Control not more than 60 days nor less than 30 days prior to the consummation of the Change of Control and (y) with respect to a Change of Control to which the Company's board of directors does not consent and opposes, the Company shall notify the Lenders of such Change of Control immediately after the Company receives notice of such Change of Control. For a period of 90 days following receipt of the Company Notice by each Lender, each Lender shall have the right by written notice to the Company ("Lender Notice") to terminate its Commitment and to require the Company to prepay in whole, but not in part, without premium or penalty, all Advances of such Lender, with accrued interest and fees to the date of such prepayment on the amount of such Advances prepaid. The date of prepayment and termination of any Commitments following the Company's receipt of any Lender Notices shall be determined by the Company and shall not be less than 60 or more than 90 days after the date of receipt by the Company of the first Lender Notice. The Company agrees to make such prepayment if so required.

                     SECTION 2.05.  Interest on A Advances.
                                    _______________________

            (a) The Company shall pay interest accrued on the principal amount of each A Advance (i) in the case of Base Rate Advances at the Base Rate and (ii) in the case of Eurodollar Advances at the Eurodollar Rate until the final payment in full thereof as herein provided. Interest in respect of Base Rate Advances shall be payable on the last day of each Interest Period and, in the case of each Interest Period of greater than 30 days duration, on each day which occurs every 30 days from the first day of such Interest Period and interest in respect of Eurodollar Advances shall be payable on the last day of each Interest Period and, in the case of each Interest Period of greater than three months duration, on each day which occurs during such Interest Period every three months from the first day of such Interest Period. Interest in respect of any A Advances, with respect to any Lender, shall also be payable on the Termination Date for such Lender and upon prepayment of any A Advance to the extent accrued on the amount so prepaid. Overdue principal and, to the extent permitted by law, overdue interest in respect of each A Advance and all other overdue amounts owing hereunder shall, except in the case of a Eurodollar Advance or B Advance, bear interest for each day such amount is overdue at a rate per annum equal to 2% per annum in excess of the Base Rate in effect from time to time and shall in the case of a Eurodollar Advance bear interest for each day such amount is overdue at a rate per annum equal to (A) during the Interest Period applicable to such Eurodollar Advance, the greater of (x) 2% per annum above the Base Rate in effect from time to time and (y) 2% per annum above the rate per annum required to be paid on such amount immediately prior to the date on which such amount became due and (B) after the expiration of such Interest Period, 2% per annum above the Base Rate in effect from time to time. In no event shall interest payable hereunder to any Lender exceed the maximum rate of interest payable to such Lender under applicable law.

            (b) For each A Advance the Company shall select an interest period (each such period being an "Interest Period") to be applicable to such Advance. The Interest Period for each A Advance shall begin on the last day of the immediately preceding Interest Period, if any. The duration of each Interest Period shall be (i) in the case of a Base Rate Advance, 30 or 60 days (or such shorter period as shall extend to and end on the Termination Date for any Lender) and (ii) in the case of a Eurodollar Advance, one, two, three or six months, in each case as the Company may select upon notice received by the Administrative Agent (y) not later than 11:00 A.M. on the first Business Day of such Interest Period, in the case of a Base Rate Advance, or (z) at least three Business Days, in the case of a Eurodollar Advance, prior to the first day of such Interest Period; provided, however, that:

                 (i) if the Company fails to select the duration of any Interest Period, on the day immediately following the last day of the then current Interest Period for such A Advance, the Company shall be deemed to have requested a Base Rate Advance in the amount of such A Advance with an Interest Period of 30 days;

                (ii) Interest Periods commencing on the same date for A Advances comprising part of the same A Borrowing shall be of the same duration;

                 (iii)  the Company may not select any Interest
         Period in respect of A Advances which ends after the Termination Date then in effect for any Lender; and

                  (iv) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, in the case of any Interest Period for a Eurodollar Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

The Administrative Agent shall promptly advise each Lender by telex or telecopy facsimile of each Interest Period selected by the Company.

            SECTION 2.06.  Additional Interest on Eurodollar Advances.
                           ___________________________________________

The Company shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Advance of such Lender, from the date of such Eurodollar Advance until maturity of such Eurodollar Advance, at an interest rate per annum equal at all times during the Interest Period for such Eurodollar Advance to the remainder obtained by subtracting (i) the LIBO Rate for such Interest Period from (ii) the rate obtained by dividing such LIBO Rate referred to in clause (i) above by that percentage equal to 100% minus the Eurodollar Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Eurodollar Advance. Such additional interest shall be determined by such Lender and notified to the Company through the Administrative Agent.

            SECTION 2.07.  Interest Rate Determination.
                           ____________________________

            (a) Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each LIBO Rate. Subject to the provisions of Section 2.02(b)(ii), if any one or more of the Reference Banks shall not furnish such timely information to the Administrative Agent for determination of any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

            (b) The Administrative Agent shall give prompt notice to the Company and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of this Agreement and, if requested by any Lender, the applicable rate, if any, furnished by each Reference Bank for determining the applicable interest rate.

            (c) The Margin applicable to each interest rate shall be determined by the Administrative Agent on the basis of timely information furnished to it by the Company, D&P, Moody's or S&P with respect to the rating on Long-term Debt; any change in the Margin shall be effective on the earlier of the date on which such rating change is publicly announced or on the date written confirmation of a change in the rating on Long-term Debt or Commercial Paper is sent to the Company by D&P, Moody's or S&P.

            SECTION 2.08.  Repayment of A Advances.
                           ________________________

            (a) Except as provided in Section 2.05(b)(i), the Company shall repay the unpaid principal amount of each A Advance made by each Lender on the last day of the Interest Period for such A Advance, and the Company shall repay the unpaid principal amount of all A Advances made by any Lender, together with all accrued and unpaid interest thereon and any other amount due hereunder to such Lender, on the Termination Date as in effect for such Lender.

            (b) On the later of each date when any reduction in the Lenders' Commitment is made by the Company pursuant to
Section 2.11(a) or the last day of the current Interest Periods for the A Advances to be repaid, the Company shall repay the A Advances in an amount equal to the excess, if any, of (x) the aggregate principal amount of the A Advances outstanding on such date over (y) the Total Commitments as reduced on such date pursuant to Section 2.11(a) (computed after giving effect to any B Reductions).

            (c) On the date when any Lender's Commitment is terminated pursuant to Section 2.11, the Company shall repay the amount of all A Advances owing to such Lender.

            SECTION 2.09.  Increased Costs.
                           ________________

If, due to (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements referred to in Section 2.06) in or in the interpretation of any law or regulation, (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) or (iii) the imposition, modification or application of any capital adequacy or similar requirement (A) against assets
(funded or contingent) of, or credit or commitments to extend credit extended by, any Lender or (B) otherwise applicable to the obligations of any Lender under this Agreement, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Advances (or, in the case of any capital adequacy or similar requirement, having the effect of reducing the rate of return on such Lender's capital or increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender, taking into consideration such Lender's policies with respect to capital adequacy), which such Lender is not otherwise compensated for by other provisions of this Agreement, then the Company shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for account of such Lender additional amounts sufficient to indemnify such Lender against such increased cost (or reduced rate of return or increased amount of capital, to the extent such Lender reasonably determines such reduction or increase to be allocable to the maintenance of this Agreement). A certificate as to the amount of such increased cost (providing an explanation thereof and the calculation thereof, all in reasonable detail, and using reasonable averaging and attribution methods), submitted to the Company (with a copy to the Administrative Agent) by such Lender shall, absent manifest error, be conclusive and binding for all purposes.

            SECTION 2.10.  Facility Fee.
                           _____________

The Company agrees to pay to the Administrative Agent for the account of each Lender a facility fee on the daily amount of such Lender's Commitment (determined without regard to the amount of Advances outstanding thereunder and without giving effect to any B Reduction and after giving effect to any reduction thereof pursuant to Section 2.11) from the Effective Date (in the case of each Lender party hereto as of the Effective Date) or from the effective date specified in the applicable Assignment and Acceptance (in the case of any Lender becoming a Lender after the Effective Date), until the Termination Date, as in effect for such Lender, payable in arrears on the last day of each March, June, September and December during the term of such Lender's Commitment, commencing
June 30, 1994, and on any such Termination Date, at the rate of:
with respect to each day that (i) Level 1 is applicable, 0.15% per annum, (ii) Level 2 is applicable, 0.225% per annum,
(iii) Level 3 is applicable, 0.30% per annum, (iv) Level 4 is applicable, 0.40% per annum, or (v) Level 5 is applicable, 0.50% per annum. If any change in the rating by D&P, S&P or Moody's shall result in a change in the Level, the change in the facility fee shall be effective on the earlier of the date on which such rating change is publicly announced or on the date written confirmation of such rating is sent to the Company by D&P, Moody's or S&P.

            SECTION 2.11.  Reduction of the Commitments.
                           _____________________________

            (a) The Company may, upon at least five Business Days' notice to the Administrative Agent, terminate in whole or reduce ratably in part the respective unused Commitments of the Lenders; provided that each partial reduction shall be in an aggregate amount of not less than $5,000,000 or, if greater, in an aggregate amount which is an integral multiple of $1,000,000.

            (b) At any time, if no event has occurred and is continuing which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, the Company may, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), terminate the Commitment of any one of the Lenders (each an "Old Lender") upon at least five Business Days' notice to the Administrative Agent and the Old Lender, and, effective upon the date of termination of the entire Commitment of, and repayment of all amounts hereunder owing to, the Old Lender, may replace that Lender with a New Lender pursuant to the provisions of Section 8.02; provided however, that, as to outstanding Eurodollar Advances and B Advances, a Commitment may be terminated only at the end of an Interest Period or maturity of such B Advances such that the Commitment of an Old Lender may be terminated in stages, a portion terminating as specified by the Company in its notice and the remainder, equal to the outstanding Eurodollar Advances or B Advances, as applicable, terminating at the end of the relevant Interest Period or maturity of such B Advances; provided, further, that, the Company may terminate the Commitment of a Lender under this Section 2.11(b) only if the Company shall also terminate such Lender's Commitment under and as defined in the Short Term Facility Credit Agreement.

                   SECTION 2.12.  Payments and Computations.
                                  __________________________

            (a) The Company shall make each payment hereunder not later than 12:00 Noon (New York City time) on the day when due in United States dollars to the Administrative Agent in same day funds at the Administrative Agent's address provided for in
Section 8.03. The Administrative Agent will promptly thereafter make appropriate distribution of like funds to the Lenders for the account of their respective Applicable Lending Offices.

            (b) The Company hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder, to charge from time to time against any or all of the Company's accounts with such Lender any amount so due.

            (c) All computations of interest in respect of Eurodollar Advances and interest pursuant to Section 2.06 shall be made on the basis of a year of 360 days, and all computations of facility fees and of interest in respect of Base Rate Advances shall be made on the basis of a year of 365 or 366 days, as the case may be, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Administrative Agent (or, in the case of Section 2.06, by a Lender) of an interest rate hereunder shall, absent manifest error, be conclusive and binding for all purposes.

            (d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, if such extension would cause a payment in respect of Eurodollar Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

            (e) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Lenders hereunder that the Company will not make such payment in full, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Company shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the rate per annum equal to the rate customarily used by member banks of the Federal Reserve System to settle net balances due each other.

            SECTION 2.13.  Compensation.
                           _____________

The Company shall compensate each Lender, upon written request by that Lender (which request shall be submitted to the Company
(with a copy to the Administrative Agent) and shall set forth in reasonable detail the calculation of such amounts requested, which shall be based upon a method of determination selected in good faith) for all losses, reasonable expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Advances or B Advances and any loss sustained by that Lender in connection with re-employment of such funds), which that Lender may sustain:
(i) if for any reason (including without limitation the circumstances set forth in Section 2.02(c) but other than a default by that Lender) a borrowing of any Eurodollar Advance or B Advance does not occur on a date specified therefor in a Notice of Borrowing, (ii) if any repayment of any of its Eurodollar
Advances or B Advances occurs on a date which is not the last day of any Interest Period for Eurodollar Rate Advances and maturity date for B Advances, or (iii) as a consequence of any other default by the Company to repay its Eurodollar Advances when required by the terms of this Agreement; it being agreed and understood that each Lender shall use its reasonable efforts to mitigate any such loss or expense.

            SECTION 2.14.  Taxes.
                           ______

            (a) Any and all payments by the Company hereunder shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (1) in the case of each Lender and the Administrative Agent, taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof, (2) in the case of each Lender, taxes imposed on its net income and franchise taxes imposed on it by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof and (3) in the case of each Lender and the Administrative Agent, any taxes imposed by the United States by means of withholding at the source if and to the extent that such taxes shall be in effect and shall be applicable, on the date hereof, to payments to be made to the Administrative Agent or such Lender's Applicable Lending Office (all taxes, levies, imposts, deductions, charges, withholdings and liabilities, other than those excluded pursuant to the preceding clauses (1), (2) and (3), being hereinafter referred to as "Taxes"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and
(iii) the Company shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law.

            (b) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement
(hereinafter referred to as "Other Taxes").

            (c) The Company will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) paid by such Lender or the Administrative Agent (as the case may be) or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. Each Lender agrees to provide reason-ably prompt notice to the Administrative Agent and the Company of any imposition of Taxes or Other Taxes against such Lender; provided that failure to give such notice shall not affect such Lender's right to indemnification hereunder. Each Lender agrees it will promptly upon request by the Company furnish to the Company such evidence as is reasonably available to such Lender as to the payment of the relevant Taxes or Other Taxes, and that it will, if requested by the Company, cooperate to the extent reasonable under the circumstances with the Company in its efforts to obtain a refund or similar release in respect of such payment.

            (d) Within 30 days after the date of any payment of Taxes, the Company will furnish to the Administrative Agent upon request of any Lender transmitted through the Administrative Agent, at its address referred to in Section 8.03, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder, the Company will furnish to the Administrative Agent upon request of any Lender transmitted through the Administrative Agent, at such address, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Administrative Agent, in either case stating that such payment is exempt from or not subject to Taxes.

            (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement (in the case of each Lender party hereto on the Effective Date) and on the effective date specified in the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Company (but only so long as such Lender remains lawfully able to do so), shall provide the Company with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

            (f) Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in this Section 2.14 shall survive the payment in full of principal and interest hereunder.

            SECTION 2.15.  Sharing of Payments, Etc.
                           _________________________

If any Lender shall obtain any payment (whether voluntarily, involuntarily, through the exercise of any right of set-off, or otherwise) on account of the A Advances made by it (other than pursuant to Section 2.06, 2.09, 2.11(b), 2.13 or 2.14) in excess of its ratable share of payments on account of the A Advances of the same type obtained by all the Lenders in the same category, such Lender shall forthwith purchase from such other Lenders such participations in the A Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however, that on and after the date that an Event of Default has occurred and the Total Commitments have been terminated, the foregoing provisions shall apply to payments on account of, and shall be shared on the basis of, all Advances outstanding, provided, further, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Company agrees that any Lender so purchasing a participation from another Lender pursuant to this
Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation.

            SECTION 2.16.  Status of Prior Agreement.
                           __________________________

The Company, the Administrative Agent and each Lender agree that the rights of each (if any) under the Fifth Amendment and Restatement dated as of May 18, 1993 of the Credit Agreement dated as of May 31, 1976, as amended by the First Amendment dated as of January 31, 1994 and the Second Amendment dated as of March 8, 1994 (the "Prior Agreement"), shall (except, as to outstanding Advances, commitment fees and interest accrued to the Effective Date, and rights to indemnification and reimbursement of costs and expenses arising prior to the Effective Date which shall be governed by the provisions of the Prior Agreement) (i) continue to be governed by the Prior Agreement until the earlier of the Effective Date and the termination of the Prior Agreement in accordance with its terms and (ii) cease and terminate as of the Effective Date and the rights of each such party shall be governed by this Agreement on and after such date.

            SECTION 2.17.  Extension of Commitments.
                           _________________________

At any time at not more than twenty-seven (27) months nor less than ninety
(90) days prior to the Termination Date applicable to all or any Lenders, the Company may, at its option, deliver to the Administrative Agent (which shall promptly deliver to each Lender that has not theretofore rejected any Extension Request delivered pursuant to this Section 2.17) a signed copy of an Extension
Request requesting an extension of such Termination Date to a date one year after such Termination Date. Each Lender may, in its sole discretion, consent or not consent to any such Extension
Request and, if such Lender so consents, such Lender shall deliver its consent to such Extension Request to the Administrative Agent (which shall promptly notify the Company of such consent) within forty-five (45) days of the date of the Extension Request. Any Lender that fails to consent to any Extension

Request within such forty-five-day period shall be deemed to have rejected such Extension Request. If the Administrative Agent shall not have received, within such forty-five-day period, consents to such Extension Request from the Majority Lenders (determined for purposes of this Section 2.17 by disregarding any Lender which has theretofore rejected any Extension Request), the Company may elect either (i) to withdraw the Extension Request by promptly notifying the Administrative Agent (which shall promptly notify the Lenders originally receiving the Extension Request) by telephone, telex or telecopy facsimile of such withdrawal or (ii) to proceed with such Extension Request by immediately notifying the Administrative Agent (which shall promptly notify each Lender which consented to the Extension Request) by telephone, telex or telecopy facsimile, of the fact that the Majority Lenders have not consented to the Extension Request and that the Company nonetheless desires such extension, and any such Lender may, within five (5) Business Days of its receipt of such notice from the Administrative Agent, by telephone, telex or telecopy facsimile notice to the Administrative Agent (which shall promptly notify the Company), withdraw its consent to such Extension Request. If the Company withdraws any Extension Request, such Extension Request shall thereafter be disregarded for all purposes, including the determination of whether any Lender has rejected an Extension Request. In the event any Lenders finally consent to any Extension Request, the Termination Date to be extended pursuant to such request shall be extended for one year from the then current Termination Date but only as to such consenting Lenders.

            No Interest Period shall extend beyond any Termination Date, regardless of any Lender's consent to any extension thereof. The Commitment of any Lender rejecting an Extension Request with respect to a Termination Date shall expire on such Termination Date, and the Company shall pay all Advances of such Lender, and all other amounts due hereunder to such Lender, in full on such Termination Date.

            SECTION 2.18.  Evidence of Debt.
                           _________________

            (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (b) The Register maintained by the Administrative Agent pursuant to Section 8.04(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date, amount and tenor, as applicable, of each Borrowing, the Type of Advances comprising such Borrowing and the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance deliv-ered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Company hereunder and each Lender's share thereof.

            (c) The entries made in the Register shall be conclusive and binding for all purposes, absent manifest error.

            (d) Any Lender may at any time request that the Borrower execute and deliver to such Lender a promissory note (a "Note"), substantially in the form of Exhibit F annexed hereto, to evidence such Lender's Advances hereunder. The Borrower agrees promptly upon its receipt of any such request from a Lender to execute and deliver a Note to such Lender.


                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

            SECTION 3.01.  Representations and Warranties of the Company.
                           ______________________________________________

The Company represents and warrants as follows:

            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company and each of the Subsidiaries have the corporate power, authority and legal right to own and operate the assets and properties and conduct the business now, and proposed to be, owned, operated and conducted by it. All necessary consents, licenses, permits, approvals or authorizations of, exemptions by, notices and reports to, registrations, filings and declarations with, and any other act by or in respect of, any Person requisite for such ownership, operation and conduct have been obtained or performed except such of the foregoing the failure to obtain or perform which would not, in the aggregate, have a material adverse effect on the business, operations, assets or financial or other condition of the Company and the Subsidiaries taken as a whole. The Company and each of the Subsidiaries are duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or leasing of property or conduct of business requires such qualification and where the failure to be so qualified or in good standing would, in the aggregate, have a material adverseeffect on the business, operations, assets or financial or other condition of the Company and the Subsidiaries taken as a whole.

            (b) The Company has full corporate power, corporate authority and legal right to execute and deliver this Agreement, to borrow hereunder and to perform and observe the terms and provisions hereof.

            (c) The execution and delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action, require no governmental registrations or filings or approvals and do not violate or contravene any law or any order of any court or governmental agency or any indenture, agreement or other instrument to which the Company is a party or by which it or any of its properties may be bound.

            (d) This Agreement is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency and reorganization laws and other similar laws governing the enforcement of lessors' or creditors' rights and by the effects of specific performance, injunctive relief and other equitable remedies.

            (e) There is no action, suit or proceeding at law or in equity or by or before any court, governmental agency or arbitrator now pending or to the knowledge of the Company threatened against or affecting the Company or the Subsidiaries or its or their properties which might reasonably be expected to materially adversely affect the financial condition or operations of the Company and its consolidated subsidiaries, taken as a whole, or purports to affect the legality, validity or enforceability of this Agreement or the Company's ability to repay any Advances hereunder.

            (f) The consolidated balance sheets of the Company and its consolidated subsidiaries as at December 31, 1992 and December 31, 1993, and the related consolidated statements of earnings and surplus for the years then ended, certified by Deloitte & Touche, independent public accountants, copies of which have been furnished to each Lender, are complete and correct in all material respects and fairly set forth the consolidated financial condition of the Company and its consolidated subsidiaries as at such dates and the consolidated results of operations of the Company and its consolidated subsidiaries for the periods ended on such dates, all in accordance with GAAP applied on a consistent basis, and since December 31, 1993, there has been no material adverse change in such condition or operations which has not been disclosed in writing to the Lenders prior to the date of this Agreement.

            (g) No proceeds of any Advance will be used to acquire any security of a class which is registered pursuant to Section
12 of the Securities Exchange Act of 1934.

            (h) The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock, or in any manner which might cause such Advance or the application of such proceeds to violate (or require any regulatory filing under) Regulation G, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System, in each case as in effect on the date or dates of such Advance and such use of proceeds.

            (i) The Company and its ERISA Affiliates are in substantial compliance with ERISA, none of the Company or any of its ERISA Affiliates has incurred any material funding deficiency within the meaning of ERISA and none of the Company or any of its ERISA Affiliates has incurred any material liability to the PBGC in connection with any employee benefit plan (or other class of benefit plan which the PBGC has elected to insure) established or maintained by the Company or any of its ERISA Affiliates. To the knowledge of the Company, after due inquiry made at the time of the spin off referred to below, The Dial Corp, an Arizona corporation ("Dial"), was at the time of its distribution of 100% of the Capital Stock of the Company and the Subsidiaries to the shareholders of Dial (the "spin off"), in substantial compliance with ERISA, and the Company had no material liability to the PBGC in connection with any employee benefit plan (or other class of benefit plan which the PBGC has elected to insure) established or maintained by Dial or any of its ERISA Affiliates at such time.

            (j) Neither the Company nor any Subsidiary is an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (k) Except for limited recourse indebtedness and Secured Indebtedness permitted hereunder (and, during the period from the date of this Agreement to the later of (i) the date occurring 45 days after the Effective Date and (ii) June 30, 1994, except for indebtedness incurred in connection with the acquisition of TriCon), the obligations of the Company under this Agreement to pay the principal of and interest on the Advances and any and all other amounts due hereunder rank and will rank, as to payment and security, at least pari passu with the highest ranking indebtedness of the Company for borrowed money or under guarantees or in respect of any indenture, contract, agreement or other instrument to which the Company is a party or by which it is bound evidencing or securing any obligation of the Company for borrowed money whether now existing or incurred hereafter.

            (l) Neither the Company nor any Subsidiary has any liabilities or incurs any costs with respect to compliance with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condi-tion to any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses) which will have, and the Company otherwise believes that Environmental Laws are unlikely to have, a material adverse effect on the business, financial condition, results of operations or prospects of the Company and the Subsidiaries, taken as a whole.


                                   ARTICLE IV
                                   COVENANTS

            SECTION 4.01.  Affirmative Covenants.
                           ______________________

During the period of this Agreement and so long as any Commitment or Advance is outstanding, the Company will, unless the Majority Lenders shall otherwise consent in writing:

            (a) Furnish to each Lender (i) within 45 days after the close of each of the first three quarters of the Company's fiscal year, a consolidated balance sheet, surplus statement and income statement of the Company and its consolidated subsidiaries, as of the end of such quarter, certified by an authorized officer of the Company, together with (A) a statement of such authorized officer of compliance with the provisions of
Section 4.02 hereof (which shall be substantially in the form of Exhibit B hereto and which shall be completed in accordance with GAAP (except as otherwise expressly specified herein) applied on a consistent basis) and (B) a statement of such authorized officer that as of the end of such period no Event of Default, or event which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, exists (or, if the same exists, a description thereof), (ii) within 90 days after the close of the Company's fiscal year, a copy of the annual audit report of the Company and its consolidated subsidiaries, certified by independent public accountants of recognized standing acceptable to the Administrative Agent, and a statement of such accountants of compliance with the provisions of Section 4.02 hereof (completed as specified in clause (A) above) together with audited financial statements consisting of a consolidated balance sheet of the Company and its consolidated subsidiaries, as of the end of such fiscal year, and consolidated statements of income, cash flows and shareholders' equity of the Company and its consolidated subsidiaries, for such fiscal year, and (iii) such other information respecting the financial condition and operations of the Company and its consolidated subsidiaries as any Lender may from time to time reasonably request.

            (b) Furnish to each Lender (i) promptly upon becoming aware of the occurrence of any (A) Termination Event, or (B) "prohibited transaction," as such term is defined in

Section 4975 of the Code, or Section 406 of ERISA, in connection with any Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Company has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor, or the PBGC with respect thereto and (ii) with reasonable promptness, copies of (A) all notices received by the Company or any of its ERISA Affiliates of the PBGC's intent to terminate any Plan or to have a trustee appointed to administer any Plan; (B) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Company or GFC Financial with the Internal Revenue Service with respect to each Plan; and (C) all notices received by the Company or any of its ERISA Affiliates from a multiemployer plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA.

            (c) Use all proceeds of Advances for general corporate purposes, including, without limitation, the repayment of maturing Commercial Paper.

            (d) Duly pay and discharge or cause to be paid and discharged, and cause the Subsidiaries to duly pay and discharge or cause to be paid and discharged, all taxes, assessments and governmental charges or levies imposed upon it or the Subsidiaries or against its properties or the properties of the Subsidiaries prior to the date on which penalties become due and payable, unless and to the extent only that the same shall be contested in good faith and by appropriate proceedings by the Company, the Subsidiaries or any other Person liable with respect thereto, and the Company shall set aside, and cause the Subsidiaries to set aside, on its books or the books of the Subsidiaries, adequate reserves with respect to any such tax, assessment, charge or levy so contested.

            (e)  Immediately notify the Administrative Agent of
(i) any litigation or other proceedings commenced or threatened affecting the Company or any of the Subsidiaries that, in the opinion of the Company's counsel materially adversely affects the Company and the Subsidiaries, taken as a whole, or (ii) the occurrence of any Event of Default, or event which would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

            (f) Immediately notify the Administrative Agent of any change in the ratings of the Company's Long-term Debt by S&P, Moody's or D&P.

            (g) Promptly upon any account receivable, in an outstanding principal amount exceeding $20,000,000, becoming more than 90 days past due, provide to the Administrative Agent, for distribution to the Lenders, a written statement detailing the status of the account, the most recent valuation of any collat-eral security therefor and any factors the Company believes are reasonably likely to mitigate or contribute to credit losses from such account.

            (h) Perform and comply, and cause the Subsidiaries to perform and comply, with all material obligations of the Company and the Subsidiaries under all laws applicable to the Company or the Subsidiaries and all indentures, agreements or other instruments to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of its or their properties is bound.

            (i) Maintain, and cause each Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amount and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates, and/or require each lessee of equipment to maintain insurance for the benefit of the Company or any Subsidiary which is the lessor of such equipment, with responsible and reputable insurance companies or associations in an amount not less than the book value of such equipment to the lessor; provided, however, the Company or any such lessee may itself insure or retain risks if and to the extent such risks can be, under common industry practice, self-insured.

            (j) Preserve and maintain, and cause each of the Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; and maintain and preserve, all of its properties which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted; provided, however, that this subsection (j) shall not apply in any case when, in the good faith business judgment of the Company, such preservation or maintenance is either not necessary or not appropriate for the prudent management of the business of the Company.

            (k) Permit any authorized representative designated by the Administrative Agent or any Lender at the expense of the Administrative Agent or such Lender, to visit and inspect any of the properties of the Company or any of the Subsidiaries, including its and their financial and accounting records, and to take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all as reasonably deemed necessary or appropriate by the Administrative Agent or such Lender, during normal business hours, upon reasonable notice and as often as may be reasonably requested.

            (l) Comply, and cause each of the Subsidiaries to comply, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, complying with all Environmental Laws and employee benefit laws, except where failure to so comply would not have a material adverse effect on the business, condition (financial or otherwise), operations or properties of the Company and the Subsidiaries, taken as a whole.

            (m) Cause TriCon to merge into the Company on or before the later of (i) the date occurring 45 days after the Effective Date and (ii) June 30, 1994.

            SECTION 4.02.  Negative Covenants.
                           ___________________

During the period of this Agreement and so long as any Commitment or Advance is outstanding, the Company will not, without the prior written consent of the Majority Lenders:

            (a) Permit the ratio of total outstanding Indebtedness of the Company and its consolidated subsidiaries to Stockholders' Equity to be greater than (i) 6.50 to 1.00 at any time on or after the Effective Date through June 29, 1995, (ii) 6.75 to 1.00 at any time on or after June 30, 1995 through March 30, 1996 and
(iii) 7.00 to 1.00 at any time on or after March 31, 1996;
provided that, notwithstanding anything to the contrary above,
(x) at any time that Long-term Debt is rated such that Level 4 or Level 5 would apply to the determination of the applicable Margin hereunder, then the permitted maximum ratio shall be the then current permitted maximum ratio at all times thereafter and
(y) at any time that Long-term Debt is rated such that Level 1 or Level 2 would apply to the determination of the applicable Margin hereunder, then the permitted ratio shall be 7.00 to 1.00 at all times thereafter; provided further, that, if the circumstances set forth in clause (x) and clause (y) occur, the operative and controlling clause shall be the clause which first became operative and controlling.

            (b) Create, incur, assume or suffer to exist any Secured Indebtedness of the Company or any Subsidiary, except
(i) Indebtedness secured by assignments of leases where the recourse of the payee of such Indebtedness is expressly limited to the lessor's interest in such leases, the rents and other amounts due thereunder and/or the equipment or property leased thereunder or proceeds therefrom, (ii) Secured Indebtedness incurred in transactions in which the Company is the lessee and sublessor of the equipment or property securing such Secured Indebtedness where the recourse of the payee of such Secured Indebtedness is expressly limited to the lessor's interest in leases, the rents and other amounts due thereunder and/or the equipment or property leased thereunder; provided that the amounts due under the sublease of the equipment or property are not less than the amounts due under the lease for such equipment or property, and (iii) other Secured Indebtedness in an amount not to exceed an aggregate of $15,000,000 at any one time outstanding which may be secured by assets or property having any aggregate fair market value, as reasonably determined by the Company, not exceeding $30,000,000.

            (c) Permit the ratio of (A) the sum of Consolidated Net Income (but exclusive of extraordinary, unusual or non-recurring gains or losses not incurred in the ordinary course of business of the Company and the Subsidiaries) plus income taxes plus interest expense of the Company and the Subsidiaries to (B) interest expense of the Company and the Subsidiaries, in each case for the twelve-month period ending on the last day of any fiscal quarter of the Company to be less than 1.25:1.00.

            (d) Permit the greatest Exposure of the Company and the Subsidiaries to exceed 15% of Stockholders' Equity; provided that the Company shall not be liable for violations of this covenant if such violation occurs as a result of the merger or consolidation of one or more non-affiliated Persons so long as the Company does not take any action thereafter to increase its Exposure to such Person other than within the context of a workout or insolvency where the Company believes such increase is necessary to protect its financial interests or within the context of an extension of the scheduled maturity of an existing credit.

            (e) Permit the aggregate unpaid principal amount of Commercial Paper or other short-term Indebtedness supported by committed lines of credit of the Company and the Subsidiaries (or of any one or more of them) to exceed at any time the sum of the unused portion of (i) the Total Commitments and (ii) the Total Commitments under (and as defined in) the Short Term Facility Credit Agreement and (iii) other commitments and committed lines of credit containing provisions for the renewal and repayment, over a period of at least 364 days, of the Indebtedness thereunder from commercial banks and other financial institutions, which banks and financial institutions shall be reasonably acceptable to the Administrative Agent.

            (f) Merge or consolidate, nor will it permit or suffer any Subsidiary to merge or consolidate with or into any Person and will not, nor permit any Subsidiary to, sell, lease or otherwise dispose of all, or in excess of 10% of, the consolidated gross assets (determined in accordance with GAAP but excluding intangibles) of the Company and the Subsidiaries to any Person in a single transaction or series of related transactions; provided, however, that (i) any Subsidiary may merge into, or sell, lease or otherwise dispose of all, or any part, of its assets to any other Subsidiary or the Company if such merger or such sale, lease or other disposition does not result in a default by the survivor or transferee under any agreement (including this Agreement) to which any party to such merger or such sale, lease or other disposition is then a party, (ii) the Company may sell all or part of its properties to, or merge or consolidate with, another corporation if: (A) the corporation (herein called the "Surviving Corporation") to which such sale is made, or which results from such merger or consolidation, is organized under the laws of the United States of America or a jurisdiction thereof;

(B) the due and punctual performance and observance of all the provisions of this Agreement to be performed or observed by the Company are expressly assumed in a writing by the Surviving Corporation satisfactory to the Administrative Agent; (C) the beneficial interest in and control of 100% of the issued and outstanding Capital Stock of the Company (if it is the Surviving Corporation) or 100% of the issued and outstanding Capital Stock of the Surviving
Corporation shall, immediately after such merger, consolidation, sale or other disposition, be owned by GFC Financial, free and clear of all liens, security interests, charges or other encumbrances; (D) the Surviving Corporation shall be engaged in the finance business; (E) immediately after the consummation of the transaction, and after giving effect thereto, no default by the Surviving Corporation exists under any agreement (including this Agreement) by which it is then bound; and (F) immediately after the consummation of the transaction, and after giving effect thereto, the Surviving Corporation shall have a Tangible
Net Worth equal to or exceeding 95% of the Tangible Net Worth of the Company immediately preceding the consummation of the transaction; (iii) the Company or any Subsidiary may sell or discount receivables for fair value in arms length transactions;
and (iv) the Company may sell, transfer or otherwise dispose of Greyhound European Financial Group or the assets thereof.

            (g) Declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its Capital Stock now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any Subsidiary to do any of the foregoing, except that with respect to its Capital Stock:
(i) the Subsidiaries may declare and make payment of cash and stock dividends, return capital and make distributions of assets to other Subsidiaries or to the Company and (ii) the Company may
(A) declare and deliver stock dividends, and (B) declare and pay any cash dividends on its Capital Stock to its stockholders and purchase, redeem, retire or otherwise acquire shares of its own outstanding Capital Stock if, after giving effect thereto, the aggregate payments for all such purposes subsequent to December 31, 1991 would not exceed 50% of Consolidated Net Income subsequent to December 31, 1991.

            (h) Permit Stockholders' Equity to be less than the sum of (i) the greater of (x) Stockholders' Equity on the Effective Date less $100,000,000 and (y) $600,000,000, plus
(ii) 50% of cumulative consolidated net income for all fiscal quarters ending after the TriCon Acquisition Date (determined without making any reduction in the amount thereof by reason of any net loss arising in any fiscal quarter) plus (iii) 50% of the net proceeds received by the Company or any Subsidiary after the Effective Date through the sale of any equity of the Company (other than stock sold to employees of the Company or any Subsid-iary upon such employees' exercise of employee or executive stock options).

            (i) Create, assume, incur or suffer to be created, assumed or incurred or to exist, or permit any Subsidiary to create, assume, incur or suffer to be created, assumed or incurred or to exist, any Lien upon any of the properties of any character of the Company or any Subsidiary without making effective provision whereby all Advances shall be secured equally and ratably with (or prior to) any other obligation or indebtedness so secured, so long as any such other obligation or indebtedness remains secured; except, however, that, notwithstanding the foregoing, the Company or any Subsidiary, without so securing the Advances, may

                 (i) lease property to others in the ordinary course of the business of the Company or any Subsidiary or lease or sublease any property if the property subject thereto is not needed by the Company or any Subsidiary in the operation of its business;

                (ii) create, incur or assume Liens or permit Liens to be created, assumed, incurred or to exist if the Liens are created, incurred and assumed in connection with Secured Indebtedness permitted under Section 4.02(b);

               (iii)  make any deposit with or give any form
         of security to any governmental agency or other body created or approved by law or governmental regulation to enable the Company or such Subsidiary to maintain self-insurance, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions, or other social security, or to share in any privileges or other benefits available to corporations participating in any such arrangement, or for any other purpose at any time required by law or regulation promulgated by any governmental agency or office as a condition to the transaction of any business or the exercise of any privilege or license, or deposit assets of the Company or such Subsidiary with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by the Company or such Subsidiary from any judgment or decree against it, or in connection with any other proceedings in actions at law or suits in equity by or against the Company or such Subsidiary;

                (iv) incur or suffer to be incurred or to exist upon any of its property or assets (a) Liens for taxes, assessments or other governmental charges or levies which are not yet due or are payable without penalty or of which the amount, applicability or validity is being contested by the Company or such Subsidiary in good faith by appropriate proceedings and the Company or such Subsidiary shall have set aside on its books reserves which it deems to be adequate with respect thereto (segregated to the extent required by GAAP), provided that foreclosure, distraint, sale or similar proceedings have not been commenced, (b) the Liens of any judgment, if such judgment shall not have remained undischarged, or unstayed on appeal or otherwise, for more than six months, (c) undetermined Liens or charges incident to construction, (d) materialmen's, mechanics', workmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations which are not overdue or which are being contested by the Company or such Subsidiary in good faith by appropriate proceedings, or deposits to obtain the release of such Liens, or (e) any encumbrances consisting of zoning restrictions, licenses, easements and restrictions on the use of real property and minor defects and irregularities in the title thereto, which do not materially impair the use of such property by the Company or such Subsidiary in the operation of its business or the value of such property for the purpose of such business;

                 (v) create other Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

                (vi) create or suffer to be created or to exist in favor of any lender of moneys or holder of commercial paper of the Company or a Subsidiary in the ordinary course of business a banker's lien or right of offset in the holder of such indebtedness or moneys of the Company or a Subsidiary deposited with such lender or holder in the ordinary course of business; and

               (vii)  create or suffer to be created or to
         exist with respect to any of its property leasehold or purchase rights, exercisable for a fair consideration, in favor of any Person which arise in transactions entered into in the ordinary course of business.


                                   ARTICLE V
                             CONDITIONS OF LENDING

            SECTION 5.01.  Conditions Precedent to Effectiveness.
                           ______________________________________

The effectiveness of this Agreement is subject to the prior or concurrent satisfaction of the following conditions and the Administrative Agent shall have received for the account of each Lender the following, each, unless otherwise noted, dated the

Effective Date, and in form and substance satisfactory to the Administrative Agent and Agents:

            (a) Certified copies of the resolutions of the Board of Directors of the Company approving this Agreement and of all other documents evidencing necessary corporate or governmental action with respect to this Agreement, together with a signed copy of a certificate of the Secretary or an Assistant Secretary of the Company, certifying the name(s) of the officer(s) of the Company authorized to sign on behalf thereof this Agreement, together with the true signature(s) of such officer(s) and, with respect to the Company, the name(s) and/or title(s) of the officer(s) authorized to make requests for Advances pursuant to Section 2.02 or Section 2.03 hereof. Each Lender may conclusively rely on such certificate of the Company until it shall receive a further certificate of a Secretary or Assistant Secretary of the Company cancelling or amending the prior certificate and submitting the true signatures of the officers named in such further certificate.

            (b) A signed copy of a favorable opinion of W. J. Hallinan, Vice President-General Counsel and Secretary of the Company, substantially in the form of Exhibit D hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request, which opinion the Company hereby authorizes and instructs such counsel to prepare and deliver.

            (c) A signed copy of an opinion of O'Melveny & Myers, counsel for Citibank, to the effect that while they have not independently considered the matters covered by the opinion furnished pursuant to paragraph (b) of this Section 5.01 to the extent necessary to enable them to express the conclusions stated therein, (i) such opinion, this Agreement and the other documents furnished pursuant to the preceding provisions of this Section
5.01 and pursuant to Section 5.02 appear to be in substantially acceptable legal form, and (ii) such opinion and other documents are substantially responsive to the requirements of this Agreement.

            (d)  The representations and warranties contained in
Section 3.01 hereof shall be true and accurate on and as of the day hereof, and no event shall have occurred and be continuing which constitutes an Event of Default hereunder or which would constitute such an Event of Default but for the requirement that notice be given or time elapse or both, and the Company shall deliver a certificate of the President, any Vice President or the Chief Financial Officer of the Company to such effect.

            (e) A certificate of an authorized officer of the Company to the effect that since December 31, 1993, there has been no material adverse change in the operations, business or financial or other condition or properties of the Company and its Subsidiaries, taken as a whole.

            (f) The Company and the lenders thereunder shall have executed and delivered the Short Term Facility Credit Agreement and all conditions precedent to the effectiveness of the Short
Term Facility Credit Agreement shall have been satisfied.

            (g) (i) The TriCon Acquisition Date shall have occurred, (ii) any notes, indentures or other instruments or agreements relating to the financing of the TriCon acquisition by Bell Atlantic Corporation or its affiliates shall be in form and substance satisfactory to each of the Lenders and (iii) after the TriCon Acquisition Date, GFC Financial shall have received at least $200,000,000 of gross proceeds from the offer and sale of its common and/or preferred stock (of which at least $150,000,000 shall have been from the offer and sale of its common stock), and GFC Financial shall have applied the net proceeds from such $200,000,000 gross proceeds as a contribution to the common stock equity of the Company.

            (h) Such other documents, certificates, information and agreements as any Lender may require.

            (i) Each of the Agents and the Lenders shall have received all fees previously agreed by the Company as being payable on the Effective Date to it.

            SECTION 5.02.  Conditions Precedent to Each A Advance.
                           _______________________________________

The obligation of each Lender to make an Advance on the occasion of each Borrowing is subject to the further conditions precedent that, on the date of such Borrowing,

            (a) the following statements shall be true, and the Administrative Agent shall have received (or will receive with the Notice of A Borrowing as set forth in Section 2.02(a) hereof or Notice of B Borrowing as set forth in Section 2.03(a) hereof, as applicable) for the account of such Lender a certificate signed by a duly authorized officer of the Company, dated the date of such Borrowing, stating that:

                 (i) The representations and warranties contained in Section 3.01 hereof (excluding those contained in paragraphs (e) and (f) thereof) are true and accurate on and as of the date of such borrowing as though made on and as of such date;

                (ii) No circumstances exist that in the Company's reasonable opinion would materially impair the Company's ability to repay all outstanding Advances; and

               (iii)  No event has occurred and is continuing
         or would result from such Borrowing which constitutes an Event of Default hereunder or which would constitute such an Event of Default but for the requirement that notice be given or time elapse or both; and

            (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request.

            SECTION 5.03.  Conditions Precedent to Certain Borrowings.
                           ___________________________________________

The obligation of each Lender to make a B Advance or that portion of an A Advance on the occasion of any A Borrowing which would increase the aggregate outstanding amount of A
Advances owing to such Lender over the aggregate amount of such A Advances outstanding immediately prior to the making of such A Advance shall be subject to the further conditions precedent that on the date of such Borrowing (i) the representation and warranty contained in subsection (e) of Section 3.01 are correct on and as of the date of such Advance as though made on and as of such date and (ii) the certificate furnished pursuant to Section
5.02 shall include a statement to the effect of clause (i) above; provided, however, that, if the Company is unable to make the representation and warranty contained in subsection (e) of
Section 3.01 on the date of an Advance by reason of there being an action, suit or proceeding at law or in equity pending or threatened against the Company or the Subsidiaries which purports to affect the legality, validity or enforceability of this Agreement or the Company's ability to repay any Advances hereunder, such representation and warranty shall be deemed to be made for purposes of this Section 5.03 if the certificate furnished pursuant to Section 5.02 shall be accompanied by an opinion of counsel to the Company in form and substance reasonably satisfactory to the Administrative Agent, stating that such litigation, in the opinion of such counsel, is of no merit insofar as itconcerns the legality, validity or enforceability of this Agreement or the Company's ability to repay any Advances hereunder.


                                   ARTICLE VI
                               EVENTS OF DEFAULT

            SECTION 6.01.  Events of Default.
                           __________________

If any of the following Events of Default shall occur and be continuing:

            (a) The Company shall fail to pay when due (i) any interest or principal in respect of any Advance or (ii) any fee payable pursuant to Section 2.10; or

            (b) Any representation or warranty made in connection with the execution and delivery of this Agreement or in any certificate or instrument furnished pursuant hereto shall prove to have been incorrect in any material respect when made or deemed made; or

            (c) The Company shall default in the performance of any other term, covenant or agreement contained herein, and such default shall continue unremedied for a period of ten days after written notice thereof shall have been given to the Company by the Administrative Agent (which shall give such notice only with the consent of, or if requested by, Lenders having at least 51% of the Total Commitments); or

            (d) The Company or any Subsidiary (other than Pine Top Insurance Company, Ltd.) shall fail to pay any indebtedness for borrowed money or any other obligation (other than hereunder) (including any final or nonappealable and unstayed judgment or order for the payment of money) which is outstanding in a principal amount exceeding $15,000,000 owing by the Company or such Subsidiary (as the case may be), or any interest or premium thereon when due (or if permitted by the terms of the relevant document, within any applicable grace period), whether such indebtedness or obligation shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise; or the Company or any Subsidiary (other than Pine Top Insurance Company, Ltd.) shall fail to perform any term, covenant or agreement on its part to be performed under any agreement or instrument (other than this Agreement) evidencing or securing or relating to any indebtedness for borrowed money or any other obligation which is outstanding in a principal amount exceeding $15,000,000 owing by the Company or any Subsidiary (as the case may be) when required to be performed (or, if permitted by the terms of the relevant document, within any applicable grace period) or any other event shall occur, if the effect of such failure or other event is to accelerate, or to permit the holder or holders of such indebtedness or obligations or the trustee ortrustees under any such agreement or instrument to accelerate, the maturity of such indebtedness; or

            (e) An "Event of Default" under and as defined in the Short Term Facility Credit Agreement shall have occurred and be continuing.

            (f) This Agreement shall, at any time after its execution and delivery and for any reason attributable to the Company, cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability hereof shall be contested by the Company, or the Company shall deny that it has any further liability or obligation under this Agreement; or

            (g) The Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability or shall be unable to pay its debts as they become due, or shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, order for relief or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, or if the Company shall take any action looking to the dissolution or liquidation of the Company or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under federal bankruptcy laws now or hereafter in effect or any proceeding shall be instituted by or against the Company seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and if instituted against the Company, remains undismissed and unstayed for a period of 60 days; or the Company shall take any corporate action to authorize any of the actions set forth above in this subsection (g); or

            (h) (i) The Company or any of its ERISA Affiliates shall fail to make full payment when due of all amounts which, under the provisions of any Plan or Section 412 of the Code, the Company or any of its ERISA Affiliates is required to pay as contributions thereto;

               (ii)  Any accumulated funding deficiency (as
         defined in Section 412 of the Code) occurs or exists, whether or not waived, with respect to any Plan; or

              (iii)  Any Termination Event with respect to a
         Plan shall have occurred, and, 30 days after notice thereof shall have been given to the Company by the Administrative Agent or any Lender, (i) such Termination Event (if correctable) shall not have been corrected and (ii) the then present value of such Plan's vested benefits exceeds the sum of (A) the fair market value of the assets accumulated in such Plan and (B) any related balance sheet accruals, by more than $1,000,000 (or, in the case of a Termination Event involving a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), the withdrawing employer's proportionate share of such excess shall exceed such amount);

then, and in any such event (other than an event described in subsection (g) hereof), the Administrative Agent shall at the request, or may with the consent, of the Majority Lenders, by notice to the Company, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Company, (i) declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) cause all of the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon all Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company. If an Event of Default described in subsection (g) hereof occurs, any obligation on the part of the Lenders hereunder shall automatically terminate and all sums of principal, interest and fees remaining on the Advances shall be immediately due and payable without notice, presentment, demand or notices of any kind, all of which are expressly waived.


                                  ARTICLE VII
                      THE ADMINISTRATIVE AGENT AND AGENTS

            SECTION 7.01.  Authorization and Action.
                           _________________________

Each Lender hereby appoints and authorizes the Administrative Agent and Agents to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and Agents by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement, the Administrative Agent and Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Lenders having at least 51% of the Total Commitments and such instruction shall be binding upon all Lenders; provided, however, that neither the Administrative Agent nor any Agent shall be required to take any action which exposes the Administrative
Agent or such Agent, as the case may be, to personal liability or which is contrary to this Agreement or applicable law.

            SECTION 7.02.  Agents' Reliance, Etc.
                           ______________________

None of the Administrative Agent, any Agent or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each of the Administrative Agent and Agents: (i) may treat the Lender making any Advance as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, in accordance with Section
8.04; (ii) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement;
(iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Company or to inspect the property (including the books and records) of the Company, except as expressly set forth herein; (v) shall not be responsible to any Lender for the due execution (other than its own due execution), legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telex or telecopy facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

            SECTION 7.03.  Citibank, BofA , Chemical, BofM, NatWest
                           ________________________________________

                           and Their Affiliates.
                           _____________________

With respect to its Commitment and the Advances made by it, Citibank, BofA, BofM, Chemical, NatWest or any Agent, as the case may be, shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent or an Agent, as the case may be; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include each of Citibank, BofA, BofM, Chemical, NatWest and any Agent in its individual capacity. Citibank, BofA, BofM, Chemical, NatWest and each Agent and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Company, any of the Subsidiaries and any person or entity who may do business with or own securities of the Company or any Subsidiary, all as if Citibank, BofA, BofM, Chemical, NatWest or such Agent were not the Administrative Agent or an Agent, as the case may be, and without any duty to account therefor to the Lenders.

            SECTION 7.04.  Lender Credit Decision.
                           _______________________

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Agent or any other Lender and based on the financial statements referred to in Section 3.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

            SECTION 7.05.  Indemnification.
                           ________________

The Lenders agree to indemnify the Administrative Agent and each Agent
(to the extent not reimbursed by the Company), ratably according to the respective amounts of the A Advances then held by each of them (or if no A Advances are at the time outstanding, ratably according to the respective amounts of their Commitments, or, if an Event of Default shall have occurred and the Total Commitments shall have been terminated, ratably according to the respective amounts of the Advances then held by each of them), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent or such Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent or such Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or such Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent and each Agent promptly upon demand for its ratable share of any reasonable out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent or such Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent or such Agent is not reimbursed for such expenses by the Company.

            SECTION 7.06.  Successor Agent.
                           ________________

The Administrative Agent and any Agent may resign at any time by giving written notice thereof to the Lenders and the Company and the Administrative Agent may be removed at any time with or without cause by Majority Lenders. Upon any such resignation or removal of the Administrative Agent, Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by Majority Lenders, and if no successor Administrative Agent shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the removal of the retiring Administrative Agent by Majority Lenders, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having combined capital and surplus of at least $500,000,000 or a Lender. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor
Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative
Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. Except as otherwise specifically designated herein, none of the Lenders identified on the signature pages of this Agreement as an Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified as an Agent in deciding to enter into this Agreement or in taking or not taking action hereunder.


                                  ARTICLE VIII
                                 MISCELLANEOUS

            SECTION 8.01.  No Waiver; Amendments.
                           ______________________

No failure or delay on the part of the Administrative Agent or any Lender or the Company in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder. No amendment, modification or waiver of any provision of this Agreement, nor consent to any departure by any party therefrom, shall in any event be effective unless the same shall be in writing and consented to by the Majority Lenders and the Company (except that no such amendment, modification, waiver or consent which would increase any Lender's Commitment, reduce, or postpone any date fixed for any payment of, principal of, or interest on, the A Advances or any fees or other amounts payable hereunder or change the percentage of the Commitments or of the aggregate unpaid principal amount of the A Advances which shall be required for the Lenders or any of them to take action hereunder (including, without limitation, any amendment to the definition of "Majority Lenders" or this Section 8.01) or which would affect any provision contained in Section 5.01, Section
5.02 (if and to the extent that the Borrowing which is the subject of such amendment, waiver or consent would involve an increase in the aggregate amount of Advances over the aggregate amount of Advances outstanding immediately prior to such Borrowing), Section 5.03, this Section 8.01 or Section 8.05 shall be effective unless consented to by all Lenders then having a Commitment) and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that the amount of any Lender's
Commitment may be raised by agreement in writing between the Company and such Lender, with notice thereof to each other Lender then having a Commitment and to the Administrative Agent;
provided further, that any amendment, modification, termination or waiver of the principal amount of any B Advance or payments or prepayments by the Company in respect thereof, the scheduled maturity dates of any B Advance, the dates on which interest is payable and decreases in interest rates borne by B Advances shall not be effective without the written concurrence of the Lender which has funded such B Advance. No amendment, modification or waiver of or consent with respect to any provision contained in
Article VII shall be effective unless consented to by the Administrative Agent. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

            SECTION 8.02.  New Lenders.
                           ____________

At any time when any Lender shall have a Commitment, if no event has occurred and is continuing which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, the Company may notify the Administrative Agent and the Lenders that it desires to add one or more additional lenders to the Lenders hereunder;
provided, however, that no such new lender will have a Commitment larger than the largest Commitment of a Lender. Such notice shall identify each such lender, the amount of its proposed
Commitment and the proposed effective date of its inclusion hereunder (which shall be the last day of all then current
Interest Periods if there are Base Rate Advances or Eurodollar
Advances then outstanding from the Lenders). Upon such proposed date, such lender shall become a Lender hereunder for all purposes and to the same effect as if set forth on the signature pages hereof, subject to its execution where indicated below and delivery to the Administrative Agent of at least one counterpart of this Agreement (which shall be deemed to include all amendments thereto) and the execution and delivery by the Administrative Agent and the Company of each such counterpart.

            SECTION 8.03.  Notices, Etc.
                           _____________

All communications and notices provided for hereunder, unless otherwise specified in this Agreement, shall be in writing
(including telecopier, telegraphic, telex or cable communication) and, if to the Company, mailed, telecopied, telegraphed, telexed, cabled or delivered to it, addressed to it at Dial Tower, Phoenix, Arizona
85077-1215 (Telecopier Number: (602) 207-5543), Attention of
Treasurer's Department, and if to any Lender, mailed, telecopied, telegraphed, telexed, cabled or delivered to it, addressed to it at its Domestic Lending Office as set forth on the signature pages hereof, and, if to the Administrative Agent, mailed, telecopied, telegraphed, telexed, cabled or delivered to it, addressed to it c/o Citicorp USA, Inc., 1 Sansome Street, San
Francisco, California 94104 (Telecopier Number:  (415) 433-0307),
Attention: Cindy Lee; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective 5 days after deposited in the mails, when telecopied, when delivered to the telegraph company, when confirmed by telex answerback or when delivered to the cable company, respectively, except that notices and communications to the Administrative
Agent pursuant to Article II or VII shall not be effective until received by the Administrative Agent.

            SECTION 8.04.  Assignments, Participations etc.
                           ________________________________

            (a) Any Lender may, with notice to the Administrative Agent and the Company, assign to any other current Lender, or, with notice to the Administrative Agent and with the prior written consent of the Company and the Administrative Agent, each of which consents shall not be unreasonably withheld (it being understood and agreed that it shall not be considered unreasonable to fail to consent to the assignment of all or any part of the A Advances or the Commitments or any other rights or obligations of such Lender hereunder if such Lender's interests under the Short Term Facility Credit Agreement are not proportionately assigned), assign to any Eligible Assignee (each an "Assignee") all or any part of the A Advances or the Commitments or any other rights or obligations of such Lender hereunder in a minimum amount of $5,000,000; provided, however, that the amount of the A Advances and the Commitment of the assignor Lender being assigned may be in an amount equal to such assignor Lender's entire Commitment and such Lender's entire outstanding A Advances provided, further, that the Company and the Administrative Agent may continue to deal solely and directly with such Lender in connection with the interests so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respectto the Assignee, shall have been given to the Company and the Administrative Agent by such Lender and the Assignee and
(ii) such Lender and its Assignee shall have delivered to the Company and the Administrative Agent an Assignment and Acceptance in the form of Exhibit C ("Assignment and Acceptance"); and
(iii) the processing fees of $2,500 shall have been paid to the Administrative Agent (which fees shall also cover concurrent assignments of such Lender's interests under the Short Term
Facility Credit Agreement). Any assignment hereunder shall be of a constant, and not a varying, percentage of all rights and obligations of the assignor under this Agreement.
Notwithstanding any of the preceding limitations on any Lender's ability to assign any part of the Advances or the Commitments to any other Person, each Lender may assign its rights (including, without limitation, rights to payment) under this Agreement to any Federal Reserve Bank without notice to or consent of, and without payment of any processing fee to, the Company or the Administrative Agent. To facilitate any such pledge to a Federal Reserve Bank, the Company will, as provided in Section 2.18(d), execute and deliver to such Lender a Note to evidence such Advances.

            (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assignor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any of this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under this Agreement or any instrument or document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Administrative Agent, any Agent or such assignor Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee confirms that it is an Eligible Assignee; (vi) such Assignee appoints and authorizes the Administrative Agent and the Agents to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Agents by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

            (c) From and after the date that the Administrative Agent notifies the assignor Lender that it has received the Assignment and Acceptance (which notice shall be promptly given by the Administrative Agent), (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under this Agreement and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of the assignor Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

            (d) The Administrative Agent shall maintain at its address referred to in Section 8.03 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice. Immediately upon each assignee's making its payment under the Assignment and Accep-tance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assignor Lender pro tanto.

            (e) Notwithstanding anything to the contrary in paragraph (a) of this Section 8.04, each Lender may assign to one or more Eligible Assignees or insurance companies any B Advance or B Advances made by it.

            (f) Any Lender may at any time sell to one or more Eligible Assignees or insurance companies (a "Participant") participating interests in any Advances, the Commitment of that Lender or any other interest of that Lender hereunder; provided, however, that (i) the Lender's obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible for the performance of such obligations, (iii) the Company and the Administrative Agent shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement, and (iv) no Lender shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to this Agreement except to the extent such amendment, consent or waiver would:
(A) extend the Termination Date; or (B) reduce the interest rate or the amount of principal or fees applicable to Advances or the Commitments in which such participant is participating. In the case of any such participation, the Participant shall not have any rights under this Agreement and all amounts payable by the Company hereunder shall be determined as if such Lender had not sold such participation, except that if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

            (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.04, disclose to the Assignee or participant or proposed assignee or participant, any information relating to the Company and any Subsidiary furnished to such Lender by or on behalf of the Company; provided that, prior to any such disclosure, the Assignee or Participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Company or any Subsidiary received by it from such Lender.

            SECTION 8.05.  Costs, Expenses and Taxes.
                           __________________________

            (a) The Company agrees to pay all out-of-pocket costs and expenses of the Administrative Agent and each Agent in connection with the preparation, execution and delivery of this Agreement and any amendment, waiver or consent relating thereto (including the reasonable fees and out-of-pocket expenses of O'Melveny & Myers and the allocated costs of internal counsel) and out-of-pocket costs and expenses of the Administrative Agent, if any, including reasonable legal fees in connection with the administration thereof and out-of-pocket costs and expenses of the Administrative Agent and the Lenders, if any, including reasonable legal fees in connection with the enforcement thereof. In addition, the Company shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and the other documents to be delivered hereunder, and agrees to save the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

            (b) Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to indemnify, pay and hold the Administrative Agent, each Agent, each Lender, and the officers, directors, employees and agents of the Administrative Agent, the Agents and the Lenders, harmless from and against any and all claims, liabilities, losses, damages, costs and expenses (whether or not any of the foregoing Persons is a party to any litigation), including without limitation reasonable attorneys' fees and costs and costs of investigation, with respect to any acquisition or proposed acquisition or any other use or proposed use of proceeds of the Advances (collectively, the "Indemnified Liabilities"), provided that the Company shall have no obligation hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of any such Persons. If any claim is made, or any action, suit or proceeding is brought against any Person indemnified pursuant to this Section 8.05(b), the indemnified Person shall notify the Company of such claim or of the commencement of such action, suit or proceeding, and the Company will assume the defense of such action, suit or proceeding, employing counsel selected by the Company and reasonably satisfactory to the indemnified Person, and pay the fees and expenses of such counsel; provided, however, that if counsel to the Administrative Agent or the Person seeking indemnification hereunder shall reasonably determine that, due to conflicts in the liabilities or defenses of the Company and the Administrative Agent, the Agents and the Lenders, the Administrative Agent, the Agents or the Lenders should retain their own counsel, the Administrative Agent, the Agents and the Lenders shall have the right to retain their own counsel and the reasonable fees and expenses of such counsel shall be for the account of the Company. The obligations of the Company under this Section 8.05(b) shall survive the termination of this Agreement and the discharge of the Company's other obligations hereunder.

            SECTION 8.06.  Right of Set-off.
                           _________________

Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, without notice to the Company (any such notice being expressly waived by the Company) and to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify the Company andthe Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this
Section 8.06 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

            SECTION 8.07.  Accounting Terms.
                           _________________

All accounting terms not specifically defined herein shall be construed in accordance with GAAP applied on a consistent basis.

            SECTION 8.08.  Effectiveness of Action by, or Consent of, Lenders.
                           ___________________________________________________

With respect to any provision of this Agreement under which action may be taken or consent or approval given by holders of a specified percentage of the Lenders, the action taken or consent or approval given by such percentage shall be binding upon all of the Lenders to the same extent and with the same effect as if each Lender had joined therein.

            SECTION 8.09.  Several Obligations.
                           ____________________

Subject to Section 8.10 hereof, the obligation of each Lender hereunder is several, and neither the Administrative Agent nor any Lender shall be responsible for the obligation or Commitment of any other Lender hereunder, nor will the failure of any Lender to perform any of its obligations hereunder relieve the other Lenders from the performance of their respective obligations hereunder. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders a partnership, association, joint venture or other entity.

            SECTION 8.10.  Binding Effect.
                           _______________

This Agreement shall become effective, upon satisfaction of the conditions set forth in Section 5.01, when it shall have been executed by the Company and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Company, the Administrative Agent hereunder and each of the Lenders and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of each of the Lenders.

            SECTION 8.11.  Severability of Provisions.
                           ___________________________

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

            SECTION 8.12.  Descriptive Headings.
                           _____________________

The descriptive headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            SECTION 8.13.  Governing Law.
                           ______________

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

            SECTION 8.14.  Execution in Counterparts.
                           __________________________

This Agreement may be executed in any number of counterparts and by the several parties hereto on separate counterparts, each of which when so executed shall be an original, but all such separate counterparts shall together constitute but one and the same instrument.

            SECTION 8.15.  Waiver of Trial by Jury.
                           ________________________

THE COMPANY, THE LENDERS, THE AGENTS AND THE ADMINISTRATIVE AGENT EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS
AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims.
The Company, the Lenders, the Agents and the Administrative Agent each (i) acknowledges that this waiver is a material inducement for the Company, the Lenders, the Agents and the Administrative
Agent to enter into a business relationship, that the Company, the Lenders, the Agents and the Administrative Agent have already relied on this waiver in entering into this Agreement or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER MAY NOT BE MODIFIED ORALLY AND MAY ONLY BE MODIFIED IN WRITING EXPRESSLY REFERRING TO
THIS SECTION 8.15, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT

AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT EXCEPT TO THE EXTENT ANY SUCH AMENDMENT, RENEWAL, SUPPLEMENT OR MODIFICATION EXPRESSLY PROVIDES OTHERWISE. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                              GREYHOUND FINANCIAL
                                              CORPORATION



                                              By__________________________
                                              Title_______________________



                                              By__________________________
                                              Title_______________________

Commitments
___________

$60,500,000                                       CITIBANK, N.A. (Individually
                                                  and as an Agent and
                                                  Administrative Agent)



                                                  By ___________________________
                                                  Title_________________________

                                                  399 Park Avenue
                                                  New York, New York 10043
                                                  Telecopy:  (212) 793-3824


$60,500,000                                       BANK OF AMERICA NATIONAL TRUST
                                                  AND SAVINGS ASSOCIATION


                                                  By ___________________________
                                                  Title __________________________

                                                  555 South Flower Street,
                                                  Credit Products #5618
                                                  Los Angeles, California 90071
                                                  Telecopy:  (213) 228-2756

                                                  BANK OF AMERICA NATIONAL TRUST
                                                  AND SAVINGS ASSOCIATION (as an
                                                  Agent)


                                                  By ___________________________
                                                  Title __________________________

                                                  Bank of America
                                                  Global Agency #5596
                                                  1455 Market Street
                                                  San Francisco, California 94103
                                                  Telecopy:  (510) 675-7531


$60,500,000                                       BANK OF MONTREAL (Individually
                                                  and as an Agent)


                                                  By ___________________________
                                                  Title __________________________


                                                  115 South LaSalle Street,
                                                  12 West
                                                  Chicago, Illinois  60603
                                                  Telecopy: (312) 750-3702


$60,500,000                                       CHEMICAL BANK (Individually
                                                  and as an Agent)

                                                  By ___________________________
                                                  Title __________________________

                                                  270 Park Avenue
                                                  New York, New York 10017
                                                  Telecopy: (212) 270-2111


$35,500,000                                       NATIONAL WESTMINSTER BANK USA
                                                  (Individually and as an Agent)


                                                  By ___________________________
                                                  Title _________________________

                                                  175 Water Street
                                                  New York, New York 10038
                                                  Telecopy: (212) 602-2149

$50,000,000                                       CONTINENTAL BANK N.A.
                                                  (Individually and as an Agent)


                                                  By ___________________________
                                                  Title __________________________

                                                  231 South LaSalle Street
                                                  Chicago, Illinois 60697
                                                  Telecopy: (312) 765-2080


$50,000,000                                       THE CHASE MANHATTAN BANK
                                                  (NATIONAL ASSOCIATION)


                                                  By ___________________________
                                                  Title __________________________

                                                  One Chase Manhattan Plaza
                                                  New York, New York 10081
                                                  Telecopy: (212) 552-1372


$50,000,000                                       CREDIT SUISSE


                                                  By ___________________________
                                                  Title __________________________


                                                  By ___________________________
                                                  Title __________________________

                                                  633 West Fifth Street,
                                                  64th Floor
                                                  Los Angeles, California 90071
                                                  Telecopy: (213) 955-8245


$37,500,000                                       THE INDUSTRIAL BANK OF JAPAN,
                                                  LIMITED, LOS ANGELES AGENCY


                                                  By ___________________________
                                                  Title __________________________

                                                  350 South Grand Avenue
                                                  Suite 1500
                                                  Los Angeles, California  90071
                                                  Telecopy: (213) 488-9840

$32,500,000                                  NATIONSBANK OF GEORGIA, N.A.



                                             By ___________________________
                                             Title __________________________

                                             Nationsbank Plaza
                                             600 Peachtree Street, N.E.,
                                                21st Floor
                                             Atlanta,  Georgia  30308-2213
                                             Telecopy: (404) 607-6318


$27,500,000                                  UNION BANK OF SWITZERLAND
                                             LOS ANGELES BRANCH


                                             By____________________________
                                             Title __________________________

                                             By____________________________
                                             Title __________________________

                                             444 South Flower Street
                                             Los Angeles, California  90071
                                             Telecopy: (213) 489-0637


$27,500,000                                  WESTDEUTSCHE LANDESBANK
                                             GIROZENTRALE-NEW YORK AND CAYMAN
                                             ISLANDS BRANCHES


                                             By____________________________
                                             Title __________________________

                                             By____________________________
                                             Title __________________________

                                             1211 Avenue of the Americas
                                             New York,  New York  10036
                                             Telecopy: (212) 852-6300

$25,000,000                                  CREDIT LYONNAIS
                                             SAN FRANCISCO BRANCH


                                             By ___________________________
                                             Title __________________________


                                             By ___________________________
                                             Title __________________________

                                             3 Embarcadero Center
                                             Suite 1640
                                             San Francisco, California  94111
                                             Telecopy: (415) 956-7008


$25,000,000                                  FIRST INTERSTATE BANK
                                             OF ARIZONA, N.A.


                                             By ___________________________
                                             Title __________________________

                                             First Interstate Bank Plaza
                                             100 West Washington
                                             Phoenix, Arizona 85038
                                             Telecopy: (602) 440-1549

$25,000,000                                  NATIONAL WESTMINSTER BANK PLC



                                             By ___________________________
                                             Title _________________________

                                             175 Water Street
                                             New York, New York 10038
                                             Telecopy: (212) 602-2149


$25,000,000                                  ROYAL BANK OF CANADA


                                             By ___________________________
                                             Title __________________________

                                             600 Wilshire Boulevard
                                             Suite 800
                                             Los Angeles,  California  90017
                                             Telecopy: (213) 955-5350

$25,000,000                                  SOCIETE GENERALE

                                             By ___________________________
                                             Title __________________________

                                             2029 Century Park East,
                                             Suite 2900
                                             Los Angeles, California 90067
                                             Telecopy: (310) 551-1537


$20,000,000                                  BANK ONE, ARIZONA, N.A.


                                             By ___________________________
                                             Title __________________________

                                             241 North Central
                                             U.S. Corp. Banking, A-714
                                             Phoenix, Arizona  85004
                                             Telecopy: (602) 221-2632


$17,500,000                                  DRESDNER BANK AG LOS ANGELES
                                             AGENCY


                                             By ___________________________
                                             Title __________________________

                                             By ___________________________
                                             Title __________________________

                                             725 South Figueroa Street
                                             Suite 3950
                                             Los Angeles, California  90017
                                             Telecopy: (213) 627-3819


$17,500,000                                  UNION BANK


                                             By ___________________________
                                             Title __________________________

                                             350 California Street,
                                             11th Floor
                                             San Francisco, California  94104
                                             Telecopy: (415) 705-7037

$15,000,000                                  THE LONG-TERM CREDIT BANK OF
                                             JAPAN, LTD., LOS ANGELES AGENCY


                                             By____________________________
                                             Title __________________________

                                             444 South Flower Street,
                                             Suite 3700
                                             Los Angeles, California  90071
                                             Telecopy: (213) 622-6908

$15,000,000                                  THE MITSUBISHI TRUST AND BANKING
                                             CORPORATION,  LOS ANGELES AGENCY


                                             By ___________________________
                                             Title __________________________

                                             801 South Figueroa Street
                                             Suite 2400
                                             Los Angeles, California  90017
                                             Telecopy: (213) 687-4631


$12,500,000                                  ARAB BANKING CORPORATION



                                             By ___________________________
                                             Title __________________________

                                             444 S. Flower Street
                                             Los Angeles, California  90071
                                             Telecopy: (213) 689-1048


$12,500,000                                  THE BANK OF NOVA SCOTIA


                                             By ___________________________
                                             Title __________________________

                                             101 California Street,
                                             48th Floor
                                             San Francisco, California  94111
                                             Telecopy: (415) 397-0791

$12,500,000                                  FIRST FIDELITY BANK,
                                             NATIONAL ASSOCIATION


                                             By __________________________
                                             Title _________________________

                                             Broad & Walnut Street
                                             PMB007
                                             Philadelphia, Pennsylvania 19109
                                             Telecopy: (215) 985-7794


$10,000,000                                  BANK HAPOALIM, B.M.,
                                             LOS ANGELES BRANCH


                                             By____________________________
                                             Title __________________________

                                             By____________________________
                                             Title __________________________

                                             6222 Wilshire Blvd.
                                             Los Angeles, CA 90048
                                             Telecopy: (213) 937-1439


$10,000,000                                  BANK OF AMERICA ARIZONA


                                             By ___________________________
                                             Title __________________________

                                             101 North First Avenue #8211
                                             Phoenix, Arizona 85003
                                             Telecopy: (602) 594-2511


$10,000,000                                  BANK OF HAWAII


                                             By ___________________________
                                             Title __________________________

                                             130 Merchant Street, 20th Floor
                                             Honolulu, Hawaii  96813
                                             Telecopy: (808) 537-8301

$10,000,000                          BANQUE NATIONALE DE PARIS


                                     By____________________________
                                     Title __________________________


                                     By____________________________
                                     Title __________________________

                                     725 South Figueroa Street
                                     Suite 2090
                                     Los Angeles, California  90017
                                     Telecopy: (213) 488-9602


$10,000,000                          COMERICA BANK


                                     By ___________________________
                                     Title _________________________

                                     Comerica Tower at Detroit Center
                                     500 Woodward Avenue, MC 3281
                                     Detroit, Michigan  48226
                                     Telcopy: (313) 222-3330


$10,000,000                          CREDIT AGRICOLE


                                     By ___________________________
                                     Title _________________________

                                     55 E. Monroe Street, Suite 4700
                                     Chicago, Illinois  60603
                                     Telecopy: (312) 372-3724


$10,000,000                          DG BANK DEUTSCHE GENOSSENSCHAFTSBANK


                                     By ___________________________
                                     Title _________________________

                                     By ___________________________
                                     Title _________________________

                                     609 5th Avenue
                                     New York, New York  10017-1021
                                     Telecopy: (212) 745-1556

$10,000,000                       KREDIETBANK N.V.


                                  By ___________________________
                                  Title _________________________

                                  By ___________________________
                                  Title _________________________

                                  125 West 55th St., 10th Floor
                                  New York, New York  10019
                                  Telecopy: (212) 956-5580


$10,000,000                       NBD BANK, N.A.


                                  By ___________________________
                                  Title _________________________

                                  Financial Institutions Group,
                                  3rd Floor
                                  611 Woodward Avenue
                                  Detroit, Michigan  48226
                                  Telecopy: (313) 225-3074


$10,000,000                       ISTITUTO BANCARIO SAN PAOLO DI TORINO S.P.A.


                                  By____________________________
                                  Title __________________________


                                  By____________________________
                                  Title __________________________

                                  444 South Flower Street,
                                  45th Floor
                                  Los Angeles, California  90071
                                  Telecopy: (213) 622-2514


$10,000,000                       SANWA BANK, LTD.


                                  By ___________________________
                                  Title _________________________

                                  601 S. Figueroa Street
                                  Los Angeles, California  90017
                                  Telecopy: (213) 896-7475

$10,000,000                                  UNITED STATES NATIONAL BANK
                                             OF OREGON


                                             By ___________________________
                                             Title ________________________

                                             111 S.W. Fifth Avenue, T-29
                                             Portland, Oregon  97204
                                             Telecopy: (503) 275-5428


$7,500,000                                   ABN AMRO BANK N.V., LOS ANGELES
                                             INTERNATIONAL BRANCH


                                             By ___________________________
                                             Title _________________________

                                             By ___________________________
                                             Title _________________________

                                             300 S. Grand Avenue, Suite 1115
                                             Los Angeles, California 90071-7519
                                             Telecopy: (213) 687-2061


$7,500,000                                   BANK OF IRELAND


                                             By ___________________________
                                             Title _________________________

                                             640 Fifth Avenue
                                             New York, New York  10019
                                             Telecopy: (212) 586-7752


$5,000,000                                   THE BANK OF CALIFORNIA, N.A.


                                             By ___________________________
                                             Title ________________________

                                             550 S. Hope Street, 5th Floor
                                             Los Angeles, California  90071
                                             Telecopy: (213) 243-3552

$5,000,000                                   FUJI BANK, LTD.


                                             By ___________________________
                                             Title _________________________

                                             333 S. Grand Avenue
                                             Los Angeles, California  90071
                                             Telecopy: (213) 253-4198


$5,000,000                                   THE SAKURA BANK, LTD.


                                             By ___________________________
                                             Title _________________________

                                             515 S. Figueroa Street, Suite 400
                                             Los Angeles, California  90071
                                             Telecopy: (213) 623-8692

Total Commitments
- - -----------------
$950,000,000

                                   SCHEDULE 1

                        GREYHOUND FINANCIAL CORPORATION
                                  $950,000,000
                                CREDIT AGREEMENT

                                 Domestic Lending                           Eurodollar
Bank                                  Office                                Lending Office
____                             ________________                           ______________
Citibank, N.A.                  Citibank, N.A.                             Citibank, N.A.
                                399 Park Avenue                            399 Park Avenue
                                New York, NY 10043                         New York, NY 10043
                                Telex:  691-299                            Telex: 691-299
                                Telecopy  212/793-5300                     Telecopy  212/793-5300

Bank of America                 Bank of America National                   Bank of America National
National Trust                  Trust and Savings Association              Trust and Savings Association
and Savings                     Global Payment Operations #5693            Global Payment Operations #5693
Association                     1850 Gateway Blvd.                         1850 Gateway Blvd.
                                Concord, CA 94520                          Concord, CA 94520
                                Telex 34346                                Telex 34346
                                Telecopy 510/675-7532                      Telecopy 510/675-7532
                                Attn: Barbara Garibaldi                    Attn: Barbara Garibaldi

Chemical Bank                   Chemical Bank                              Chemical Bank
                                270 Park Avenue                            270 Park Avenue
                                New York, NY 10017                         New York,  NY 10017
                                Telex  232337                              Telex  232337
                                Telecopy 212/818-1456                      Telecopy 212/818-1456

Bank of Montreal                Bank of Montreal                           Bank of Montreal
                                115 South LaSalle Street, 11 West          115 South LaSalle Street, 11 West
                                Chicago, Illinois  60603                   Chicago, Illinois  60603
                                Telex None                                 Telex None
                                Telecopy 312/750-6061                      Telecopy 312/750-6061

Continental Bank N.A.           Continental Bank N.A.                      Continental Bank N.A.
                                231 S. LaSalle St.                         231 S. LaSalle St.
                                Chicago, IL 60697                          Chicago, IL 60697
                                Telex  25-3412                             Telex  25-3412
                                Telecopy  312/765-2080                     Telecopy  312/765-2080

The Chase Manhattan             The Chase Manhattan Bank                   The Chase Manhattan Bank
Bank (National                  1 Chase Manhattan Plaza                    1 Chase Manhattan Plaza
Association)                    5th Floor                                  5th Floor
                                New York, NY 10081                         New York, NY 10081
                                Telex  62910                               Telex  62910
                                Telecopy  212/552-1372                     Telecopy  212/552-1372

First Interstate Bank           First Interstate Bank of                   First Interstate Bank of
of Arizona, N.A.                Arizona, N.A.                              Arizona, N.A.
                                P.O. Box 29742                             P.O. Box 29742
                                Phoenix, AZ  85038-9742                    Phoenix, AZ  85038-9742
                                Telex  187-103                             Telex  187-103
                                Telecopy  602/440-1549                     Telecopy  602/440-1549

National Westminster            National Westminster Bank USA              National Westminster Bank USA
Bank USA                        175 Water Street                           175 Water Street
                                New York, New York  10038                  New York, New York  10038
                                Telex  232-369NBNA-UR                      Telex  232-369NBNA-UR
                                Telecopy  212/602-2590                     Telecopy  212/602-2590

National Westminster            National Westminster Bank PLC              National Westminster Bank PLC
Bank PLC                        175 Water Street                           175 Water Street
                                New York, New York  10038                  New York, New York  10038
                                Telecopy  212/602-4113                     Telecopy  212/602-4113

Union Bank of                   Union Bank of Switzerland                  Union Bank of Switzerland
Switzerland                     Los Angeles Branch                         Los Angeles Branch
Los Angeles Branch              444 South Flower Street                    444 South Flower Street
                                Los Angeles, California  90071             Los Angeles, California  90071
                                Telex 6831878                              Telex 6831878
                                Telecopy  213/489-0637                     Telecopy  213/489-0637

Westdeutsche                    Westdeutsche Landesbank                    Westdeutsche Landesbank
Landesbank                      Girozentrale                               Girozentrale
Girozentrale                    1211 Avenue of the Americas                1211 Avenue of the Americas
                                23rd Floor                                 23rd Floor
                                New York, New York  10036                  New York, New York  10036
                                Telex  MCI 666668 or ITT 420736            Telex  MCI 666668 or ITT 420736
                                Telecopy  212/302-7946                     Telecopy  212/302-7946

Credit Lyonnais,                Credit Lyonnais,                           Credit Lyonnais, Cayman
San Francisco Branch            San Francisco Branch                       Island Branch c/o Credit
                                3 Embarcadero Center                       Lyonnais, San Francisco Branch
                                Suite 3470                                 3 Embarcadero Center, Suite 3470

                                                     S-I-1

                                     Domestic Lending                           Eurodollar
Bank                                      Office                                Lending Office
____                                 ________________                           _______________

                                San Francisco,  CA  94111                  San Francisco,  CA  94111
                                Telex 6771535                              Telex 6771535
                                Telecopy 415/956-7008                      Telecopy 415/956-7008

The Industrial Bank             The Industrial Bank of Japan,              The Industrial Bank of Japan,
of Japan Limited,               Limited, Los Angeles Agency                Limited, Los Angeles Agency
Los Angeles Agency              350 South Grand Avenue                     350 South Grand Avenue
                                Suite 1500                                 Suite 1500
                                Los Angeles, California  90071             Los Angeles, California  90071
                                Telex  67356                               Telex  67356
                                Telecopy  213/688-7486                     Telecopy  213/688-7486

Bank One, Arizona,              Bank One, Arizona, N.A.                    Bank One, Arizona, N.A.
N.A.                            241 North Central                          241 North Central
                                U.S. Corp. Bkng., A-714                    U.S. Corp. Bkng., A-714
                                Phoenix, Arizona  85004                    Phoenix, Arizona  85004
                                Telex  667434                              Telex  667434
                                Telecopy  602/221-2632                     Telecopy  602/221-2632

Dresdner Bank AG                Dresdner Bank AG                           Dresdner Bank AG
Los Angeles Agency              Los Angeles Agency                         Los Angeles Agency
                                75 Wall Street                             75 Wall Street
                                New York, New York  10005                  New York, New York  10005
                                Telex  421750                              Telex  421750
                                Telecopy  212/574-0130                     Telecopy  212/574-0130

The Mitsubishi Trust            The Mitsubishi Trust and                   The Mitsubishi Trust and
and Banking                     Banking Corporation,                       Banking Corporation,
Corporation,                    Los Angeles Agency                         Los Angeles Agency
Los Angeles Agency              801 South Figueroa Street                  801 South Figueroa Street
                                Suite 2400                                 Suite 2400
                                Los Angeles, California  90017             Los Angeles, California  90017
                                Telex  3750342                             Telex  3750342
                                Telecopy  213/687-4631                     Telecopy  213/687-4631

Societe Generale                Societe Generale                           Societe Generale
                                2029 Century Park East                     2029 Century Park East
                                Suite 2900                                 Suite 2900
                                Los Angeles, California  90067             Los Angeles, California  90067
                                Telex  188273                              Telex  188273
                                Telecopy  310/203-0539                     Telecopy  310/203-0539

The Bank of Nova Scotia         The Bank of Nova Scotia                    The Bank of Nova Scotia
                                101 California Street, 48th Fl.            101 California Street, 48th Fl.
                                San Francisco, California  94111           San Francisco, California  94111
                                Telex  00340602                            Telex  00340602
                                Telecopy  415/397-0791                     Telecopy  415/397-0791

Credit Suisse                   Credit Suisse                              Credit Suisse
                                633 West Fifth Street                      633 West Fifth Street
                                64th Floor                                 64th Floor
                                Los Angeles, California  90071             Los Angeles, California  90071
                                Telex 67227                                Telex 67227
                                Telecopy 213/955-8245                      Telecopy 213/955-8245

Union Bank                      Union Bank                                 Union Bank
                                350 California St.                         350 California St.
                                11th Floor                                 11th Floor
                                San Francisco, California  94104           San Francisco, California  94104
                                Telex 188316                               Telex 188316
                                Telecopy 415/705-7037                      Telecopy 415/705-7037

Bank of Hawaii                  Bank of Hawaii                             Bank of Hawaii
                                130 Merchant Street                        130 Merchant Street
                                20th Floor                                 20th Floor
                                Honolulu, Hawaii  96813                    Honolulu, Hawaii  96813
                                Telex  None                                Telex  None
                                Telecopy  808/484-3606                     Telecopy  808/484-3606

Bank Hapoalim B.M.,             Bank Hapoalim B.M.,                        Bank Hapoalim B.M.,
Los Angeles Branch              Los Angeles Branch                         Los Angeles Branch
                                6222 Wilshire Blvd.                        6222 Wilshire Blvd.
                                Los Angeles, CA  90048                     Los Angeles, CA  90048
                                Telex  188610                              Telex  188610
                                Telecopy  213/937-1439                     Telecopy  213/937-1439

                                      S-I-2

                                Domestic Lending                           Eurodollar
Bank                                 Office                                Lending Office
____                            ________________                           ______________
Banque Nationale                Banque Nationale                           Banque Nationale
de Paris                        de Paris                                   de Paris
                                180 Montgomery Street                      180 Montgomery Street
                                San Francisco, California 94104            San Francisco, California 94104
                                Telex  9103722007                          Telex  9103722007
                                Telecopy  415/989-9041                     Telecopy  415/989-9041

Bank of America                 Bank of America Arizona                    Bank of America Arizona
Arizona                         101 North First Avenue #8211               101 North First Avenue #8211
                                Phoenix, Arizona 85003                     Phoenix, Arizona 85003
                                Telex  None                                Telex  None
                                Telecopy  602/594-2323                     Telecopy  602/594-2323

The Long-Term Credit            The Long-Term Credit Bank                  The Long-Term Credit Bank
Bank of Japan,                  of Japan, Ltd.,                            of Japan, Ltd.,
Limited, Los Angeles            Los Angeles Agency                         Los Angeles Agency
Agency                          444 South Flower Street                    444 South Flower Street
                                Suite 3700                                 Suite 3700
                                Los Angeles, California  90071             Los Angeles, California  90071
                                Telex  673558                              Telex  673558
                                Telecopy  213/626-1067                     Telecopy  213/626-1067

Istituto Bancario               Istituto Bancario San Paolo                Istituto Bancario San Paolo
San Paolo di Torino             di Torino S.p.A.                           di Torino S.p.A.
S.p.A                           444 South Flower Street, 45th Floor        444 South Flower Street, 45th Floor
                                Los Angeles, California  90071             Los Angeles, California   90071
                                Telex  4720338                             Telex  4720338
                                Telecopy  213/622/2514                     Telecopy  213/622/2514

Caisse Nationale de             Caisse Nationale de                        Caisse Nationale de
Credit Agricole                 Credit Agricole                            Credit Agricole
                                55 East Monroe                             55 East Monroe
                                Suite 4700                                 Suite 4700
                                Chicago, Illinois 60603                    Chicago, Illinois  60603
                                Telex  190063                              Telex  190063
                                Telecopy  312/372-3724                     Telecopy  312/372-4421

Royal Bank of Canada            Royal Bank of Canada                       Royal Bank of Canada
                                Pierrepont Plaza                           Pierrepont Plaza
                                300 Cadman Plaza West                      300 Cadman Plaza West
                                14th Floor                                 14th Floor
                                Brooklyn, New York 10201                   Brooklyn, New York 10201
                                Telecopy  718/522-6292                     Telecopy  718/522-6292
                                Telex  ROYBAN 62519                        Telex  ROYBAN 62519

Comerica Bank                   Comerica Bank                              Comerica Bank
                                One Detroit Center                         One Detroit Center
                                500 Woodward Avenue, MC #3281              500 Woodward Avenue, MC #3281
                                Detroit, Michigan  48226                   Detroit, Michigan  48226
                                Telecopy  313/222-3330                     Telecopy  313/222-3330

Kredietbank, N.V.               Kredietbank, N.V.                          Kredietbank, N.V.
                                125 W. 55th Street                         125 W. 55th Street
                                10th Floor                                 10th Floor
                                New York, New York  10019                  New York, New York  10019
                                Telecopy  212/956-5580                     Telecopy  212/956-5580
                                Telex  TRT 177789                          Telex  TRT 177789
                                661572 MCI                                 661572 MCI

United States National          United States National Bank                United States National Bank
Bank of Oregon                  of Oregon                                  of Oregon
                                555 S.W. Oak Street                        555 S.W. Oak Street
                                PL-7                                       PL-7
                                Portland, Oregon  97204                    Portland, Oregon  97204
                                Telecopy  503/275-4600                     Telecopy  503/275-4600

ABNAMRO Bank N.V.               ABNAMRO Bank N.V.,                         ABNAMRO Bank N.V.,
                                Los Angeles International Branch           Los Angeles International Branch
                                300 S. Grand Avenue, Suite 1115            300 S. Grand Avenue, Suite 1115
                                Los Angeles, California  90071             Los Angeles, California  90071
                                Telecopy  213/687-2061                     Telecopy  213/687-2061
                                Telex  822132/ABNLSA                       Telex  822132/ABNLSA

The Sakura Bank, Ltd.           The Sakura Bank, Ltd.                      The Sakura Bank, Ltd.
                                515 S. Figueroa Street, #400               515 S. Figueroa Street, #400
                                Los Angeles, California  90071             Los Angeles, California  90071
                                Telecopy  213/623-8692                     Telecopy  213/623-8692
                                Telex  188489                              Telex  188489

Fuji Bank, Ltd.                 Fuji Bank, Ltd.                            Fuji Bank, Ltd.
                                333 S. Grand Avenue                        333 S. Grand Avenue
                                Suite 2500                                 Suite 2500

                                        S-I-3


                                 Domestic Lending                           Eurodollar
Bank                                  Office                                Lending Office
____                             ________________                           ______________

                                Los Angeles, California  90071             Los Angeles, California 90071
                                Telecopy  213/253-4198                     Telecopy  213/253-4198
                                Telex  215504                              Telex  215504

                                      S-I-4


                                 Domestic Lending                           Eurodollar
Bank                                  Office                                Lending Office
____                             ________________                           ______________


Bank of Ireland                 Bank of Ireland                            Bank of Ireland
                                640 Fifth Avenue                           640 Fifth Avenue
                                New York, New York  10019                  New York, New York  10019
                                Telecopy  212/586-7752                     Telecopy  212/586-7752

The Bank of California,         The Bank of California, N.A.               The Bank of California, N.A.
N.A.                            550 S. Hope Street, 5th Floor              550 S. Hope Street, 5th Floor
                                Los Angeles,  California  90071            Los Angeles,  California  90071
                                Telecopy  213/243-3552                     Telecopy  213/243-3552

NBD Bank, N.A.                  NBD Bank, N.A.                             NBD Bank, N.A.
                                Financial Institutions Group               Financial Institutions Group
                                3rd Floor                                  3rd Floor
                                611 Woodward Avenue                        611 Woodward Avenue
                                Detroit, Michigan  48226                   Detroit, Michigan  48226
                                Telecopy  313/225-3074                     Telecopy  313/225-3074

DG Bank                         DG Bank                                    DG Bank
                                609 5th Avenue                             609 5th Avenue
                                New York, New York 10017-1021              New York, New York 10017-1021
                                Telecopy  212/745-1556                     Telecopy  212/745-1556

Nationsbank of                  Nationsbank of Georgia, N.A.               Nationsbank of Georgia, N.A.
Beorgia, N.A.                   Nationsbank Plaza                          Nationsbank Plaza
                                600 Peachtree Street, N.E.                 600 Peachtree Street, N.E.
                                Atlanta, Georgia 30308-2213                Atlanta, Georgia 30308-2213
                                Telecopy  404/607-6318                     Telecopy  404/607-6318

Arab Banking                    Arab Banking Corporation                   Arab Banking Corporation
Corporation                     444 So. Flower Street                      444 So. Flower Street
                                Suite 1480                                 Suite 1480
                                Los Angeles,  California  90071            Los Angeles,  California  90071
                                Telecopy  213/689-1048                     Telecopy  213/689-1048

Sanwa Bank                      Sanwa Bank, Ltd.                           Sanwa Bank, Ltd.
                                601 S. Figueroa Street                     601 S. Figueroa Street
                                Los Angeles,  California  90017            Los Angeles,  California  90017
                                Telecopy  213/896-7475                     Telecopy  213/896-7475

First Fidelity Bank,            First Fidelity Bank,                       First Fidelity Bank,
National Association            National Association                       National Association
                                Broad & Walnut Street                      Broad & Walnut Street
                                PMB007                                     PMB007
                                Philadelphia,  PA  19109                   Philadelphia,  PA  19109
                                Telecopy  215/985-7794                     Telecopy  215/985-7794

                                                      S-I-5

                                     EXHIBIT A-1

                                 NOTICE OF BORROWING

                                                                       [DATE]


Citibank, N.A., as Administrative Agent
for the Lenders parties
to the Credit Agreement
referred to below
399 Park Avenue
New York, New York 10043
Attention:  National Corporate
  Division Administration

with a copy to:

Citicorp USA, Inc.
725 South Figueroa Street
Los Angeles, California 90071
Attention:  Credit Department

Ladies and Gentlemen:

        The undersigned, Greyhound Financial Corporation, refers to the Sixth Amendment and Restatement, dated as of May 16, 1994, of the Credit Agreement dated as of May 31, 1976, as theretofore amended (the "Credit Agreement"), the terms defined therein being used herein as therein defined, among Greyhound Financial Corporation, the Lenders party thereto, Bank of America National Trust and Savings Association, Bank of Montreal, Chemical Bank, Citibank, N.A. and National Westminster Bank USA, as Agents, and Citibank, N.A., as Administrative Agent, and hereby gives you notice pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests an A Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such A Borrowing (the "Proposed A Borrowing") as required by
Section 2.02(a) of the Credit Agreement:

                (i) The Business Day of the Proposed A Borrowing is ________________ 19___.

               (ii) The Type of A Advances comprising the Proposed A Borrowing is [Base Rate Advances][Eurodollar Advances].

              (iii) The aggregate amount of the Proposed A Borrowing is $___________.

               (iv) The Interest Period for each A Advance made as part of the Proposed A Borrowing is ____ [months] [days].


                                      A-1-1

                In accordance with Section[s] 5.02 [and 5.03] of the Credit Agreement, the undersigned hereby certifies, on behalf of the Company, that as of the date hereof and the date of the Advance hereby requested:

                1.   The representations and warranties contained in
        Section 3.01 of the Credit Agreement (excluding those contained in paragraph[s (e) and] (f) thereof) are true and accurate as though made on and as of such dates;

                2. No circumstances exist that in the Company's reasonable opinion would materially impair the Company's ability to repay all outstanding Advances; and

                3. No event has occurred and is continuing or would re+sult from such Borrowing which constitutes an Event of Default under the Credit Agreement or which would constitute such an Event of Default but for the requirement that notice be given or time elapse or both.

                               Very truly yours,

                               Greyhound Financial Corporation

                               By_____________________________
                                 Title:


                                    A-1-2

                                  EXHIBIT A-2

                             NOTICE OF B BORROWING



Citicorp USA, Inc., as Agent
for the Lenders party
to the Credit Agreement
referred to below
399 Park Avenue
New York, New York 10043
Attention: National Corporate
        Division Administration

with a copy to:

Citicorp USA, Inc.
725 South Figueroa Street
Los Angeles, California 90071
Attention: Credit Department

Ladies and Gentlemen:

             The undersigned, Greyhound Financial Corporation (the "Company"), refers to the Sixth Amendment and Restatement, dated as of May 16, 1994, of the Credit Agreement dated as of May 31, 1976, as theretofore amended (the "Credit Agreement"), the terms defined therein being used herein as therein defined, among the Company, the Lenders party thereto, Bank of America National Trust and Savings Association, Bank of Montreal, Chemical Bank, Citibank, N.A. and National Westminster Bank USA, as Agents, and Citibank, N.A., as Administrative Agent. The Company hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that the Company hereby requests a B Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such B Borrowing (the "Proposed B Borrowing") is requested to be made:

        (A)  Date of B Borrowing          ____________________
        (B)  Amount of B Borrowing        ____________________
        (C)  Maturity Date                ____________________
        (D)  Interest Rate Basis          ____________________
        (E)  Interest Payment Date(s)     ____________________
        (F)  __________________           ____________________
        (G)  __________________           ____________________
        (H)  __________________           ____________________

             Each of the undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed B Borrowing:

             1. The representations and warranties contained in Section 3.01 of the Credit Agreement (excluding those contained in paragraph[s (e) and] (f) thereof) are true and accurate as though made on and as of such dates;



                                      A-2-1

             2. No circumstances exist that in the Company's reasonable opinion would materially impair the Company's ability to repay all outstanding Advances; and

             3. No event has occurred and is continuing or would result from such Borrowing which constitutes an Event of Default under the Credit Agreement or which would constitute such an Event of Default but for the requirement that notice be given or time elapse or both.

             4. The aggregate amount of the Proposed B Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate amount of the unused Commitments of the Lenders;
        and

             5. The aggregate amount of all B Advances (including the Proposed B Borrowing) scheduled to be outstanding at any time through the maturity of such B Advances does not exceed the aggregate amount of the Commitments of the Lenders scheduled to be in effect at such time (computed without giving effect to any B Reductions).

             The Company hereby confirms that the Proposed B Borrowing is to be made available to it in accordance with Section 2.03(a)(v) of the Credit Agreement.

                               Very truly yours,

                               Greyhound Financial Corporation

                               By:  _______________________
                                    Title:



                                    A-2-2

                                  EXHIBIT A-3

                        [FORM OF B ADVANCE OFFER NOTICE]




To:     Citibank, N.A.,
             as Administrative Agent

Re:     B Advance Offer to Greyhound Financial
        Corporation (the "Company")
        ______________________________________


             In response to your invitation on behalf of the Company dated ______________, 19__, we hereby make the following offer to make B Advance(s) to the Company on the following terms:

1.      Offering Lender: _________________________________________

2.      Person to contact at Offering Lender:  ___________________

3.      Applicable Lending Office for B Advance:  ________________
        __________________________________________________________
        __________________________________________________________

4.      Date of Borrowing:  _________________________________*

5. We hereby offer to make B Advance(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Minimum      Maximum
Principal    Principal     Interest
Amount       Amount        Period**     [Margin***]    [Absolute Rate***]
______       _________     ________     ___________    __________________
$

$

           [Provided, that the aggregate principal amount of B Advance(s) for which the above offers may be accepted shall not exceed $____________.]





_________________

*       As specified in the related Notice of B Borrowing.


                                      A-3-1

         We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Sixth Amendment and Restatement, dated as of May 16, 1994, of Credit Agreement dated as of May 31, 1976 among the Company, the Lenders party thereto, the Agents party thereto and yourselves, as Administrative Agent, irrevocably obligates us to make the B Advance(s) for which any offer(s) are accepted, in whole or in part.

                               Very truly yours,
                               [NAME OF LENDER]

Dated:  ________________                  By _______________________
                                             Authorized Officer





______________

**   As specified in the related Notice of B Borrowing.

*** Margin over or under the interest rate basis specified in the related Notice of B Borrowing. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" OR "MINUS".

**** Specify rate of interest per annum (to the nearest 1/10,000th of 1%).



                                      A-3-2

                                   EXHIBIT B

                          SECTION 4.01(a) CERTIFICATE

             Schedule of Compliance with the Sixth Amendment and Restatement, dated as of May 16, 1994, of the Credit Agreement, dated May 31, 1976, as theretofore amended

                                             Certificate as of _________, 19__

                  The undersigned, ________________________ of Greyhound Financial Corporation, pursuant to the provisions of the Sixth Amendment and Restatement, dated as of May 16, 1994, of the Credit Agreement, dated as of May 31, 1976, as theretofore amended (the "Credit Agreement"), among the aforesaid corporation (the "Company"), the Lenders named therein, Bank of America National Trust and Savings Association, Bank of Montreal, Chemical Bank, Citibank, N.A. and National Westminster Bank USA, as Agents, and Citibank, N.A., as Administrative Agent, hereby certifies that as of the date first written above (defined terms in the Credit Agreement being used herein with the same meanings as in the Credit Agreement), the following computations were true and correct:


1.     RATIO OF INDEBTEDNESS TO STOCKHOLDERS' EQUITY, SECTION 4.02(A)

       a.      Outstanding Indebtedness . . . . . . . . . . . . . . . . . .  $_________
       b.      Stockholders' Equity. .  . . . . . . . . . . . . . . . . . .  $_________
       c.      Ratio of Indebtedness to Stockholders
               Equity (ratio of Line 1a to Line 1b). . . . . . . . . . . . .   ___:1.00
       d.      Maximum ratio permitted for period                              ___:1.00
               (initially 6.50:1.00; on or before June 30,
               1995 and before March 30, 1996,
               6.75:1.00; on or after March 31, 1996,
               7.00:1.00; all subject to proviso
               to Section 4.02(a))

2.     SECURED INDEBTEDNESS TEST, SECTION 4.02(B)

       a.      Secured Indebtedness. . . . . . . . . . . . . . . . . . . . . $_________
       b.      limited recourse Secured
               Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . $_________
       c.      Line 2a minus Line 2b . . . . . . . . . . . . . . . . . . . . . . . . .$_________
       d.      maximum permitted amount. . . . . . . . . . . . . . . . . . . . . . . .$15,000,000

3.     INTEREST COVERAGE, SECTION 4.02(C)

       a.      Consolidated Net Income (excluding
               extraordinary items). . . . . . . . . . . . . . . . . . . . . $_________
       b.      taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . $_________
       c.      interest expense. . . . . . . . . . . . . . . . . . . . . . . $_________

______________________
    *If negative, will be zero.


        d.   Line 3a plus Line 3b plus
             Line 3c . . . . . . . . . . . . . . . . . . . . . . . . . . . $_________
        e.   ratio of Line 3d to Line 3c . . . . . . . . . . . . . . . . . . . . . . ____:1.00
        f.   minimum permitted ratio . . . . . . . . . . . . . . . . . . . . . . . . 1.25:1.00


     4.      EXPOSURE TEST, SECTION 4.02(D)

        a.   Stockholders' Equity. . . . . . . . . . . . . . . . . . . .   $_________
        b.   greatest Exposure . . . . . . . . . . . . . . . . . . . . .   $_________
        c.   maximum Exposure permitted
             (15% of Line 4a). . . . . . . . . . . . . . . . . . . . . .   $_________

     5.      COMMERCIAL PAPER COVENANT TEST,
        SECTION 4.02(E)

        a.   unused but available portion
             of Commitments. . . . . . . . . . . . . . . . . . . . . . . . $_________
        b.   unused but available portion
             of Commitments (under and as
             defined in the Short Term Facility
             Credit Agreement) . . . . . . . . . . . . . . . . . . . . . . $_________
        c.   other unused but available
             commitments or lines of
             credit. . . . . . . . . . . . . . . . . . . . . . . . . . . . $_________
        d.   Commercial Paper outstanding. . . . . . . . . . . . . . . . . . . . . . $_________
        e.   maximum amount of Commercial
             Paper permitted to be outstanding
             (Line 5a plus Line 5b plus Line 5c) . . . . . . . . . . . . . . . . . . $_________

     6.      DIVIDEND TEST, SECTION 4.02(G)

        a.   Consolidated Net Income
             subsequent to December 31, 1991 . . . . . . . . . . . . . . . $_________
        b.   cash dividends paid subsequent
             to December 31, 1991. . . . . . . . . . . . . . . . . . . . . . . . . . $_________
        c.   maximum amount of dividends
             permitted subsequent to
             December 31, 1991 (50% of Line 6a). . . . . . . . . . . . . . . . . . . $_________

     7.      STOCKHOLDERS' EQUITY TEST, SECTION 4.02(H)

        a.   Stockholders' Equity on Effective Date.  . . . . . . . . . . . . . . .  $_________
        b.   Line 7a minus $100,000,000. . . . . . . . . . . .  . . . . . . . . . .  $_________
        c.   the greater of Line 7b and $600,000,000 . . . . . . . . . . . . . . . . $_________
        d.   cumulated consolidated net income
             for all fiscal quarters ending after
             April 30, 1994. . . . . . . . . . . . . . . . . . . . . . . . . . . .   $_________
        e.   50% of Line 7d. . . . . . . . . . . . . . . . . . . . . .  . . . . . .  $_________
        f.   50% of cumulative proceeds from issuances
             of equity of Company or any
             Subsidiary after the Effective Date
        g.   Stockholders' Equity (Line 1e). . . . . . . . . . . . . . .  . . . . .  $_________
        h.   minimum Stockholders' Equity
             permitted (Line 7C plus
             Line 7e plus Line 7f) . . . . . . . . . . . . . . . . . . .  . . . . .  $_________



8.      RATINGS

        a.   S&P Long-term Debt rating as of
             this report . . . . . . . . . . . . . . . . . . . . . . . . . __________
        b.   Moody's Long-term Debt rating as
             of this report. . . . . . . . . . . . . . . . . . . . . . . . __________
        c.   D&P Long-term Debt rating as of this report . . . . . . . . . __________


and hereby further certify that no event is continuing on the date hereof which constitutes an Event of Default under the Credit Agreement, or which would constitute such an Event of Default but for the requirement that notice be given, or time elapse, or both.

      IN WITNESS WHEREOF, I have hereunto set my hand as of the date first above written.



                                            __________________________________
                                            [Name]


                                            __________________________________
                                            of Greyhound Financial Corporation

                                   EXHIBIT C

                           ASSIGNMENT AND ACCEPTANCE

                       Dated as of _______________, 19___


         Reference is made to that certain Sixth Amendment and Restatement dated as of May 16, 1994 of the Credit Agreement dated as of May
31, 1976 (the "Credit Agreement") among Greyhound Financial Corporation (the "Company"), the Lenders parties thereto, Bank of America National Trust and Savings Association, Bank of Montreal, Chemical Bank, Citibank, N.A. and National Westminster Bank USA, as Agents, and Citibank, N.A., as Administrative Agent (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with same meaning.

                         [________________] (the "Assignor") and
[______________] (the "Assignee") agree as follows:

                     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Section 1 of Schedule 1 of the outstanding rights and obligations of all Lenders under the Credit Agreement, including, without limitation, such interest in the Assignor's Commitment and in all outstanding Advances (if any) owing to the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment and the aggregate principal amount of Advances outstanding on the date hereof and owing to the Assignee will be as set forth in Section 2 of Schedule 1.

                     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty (except as provided in clause (i) above) and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other instrument or document furnished pursuant thereto or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company, any guarantor or any other person or the performance or observance by the Company, any guarantor or any other party of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

                     3. (a) The Assignee (i) confirms and agrees that it has received a copy of the Credit Agreement, any amendments or waivers thereto and any other documents furnished pursuant thereto, which in each case have been requested by it, together with copies of any financial statements requested by it, and that it has, independently and without reliance on the Assignor, any Agent, the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and agrees that it shall have no recourse against the Assignor with respect to any matters relating thereto; (ii) agrees that it will, independently and without reliance upon the Assignor, any Agent, any Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and any other documents or instruments furnished pursuant thereto; (iii) appoints and authorizes each of the Agents and Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Agents or Administrative Agent, respectively, by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) confirms that it is an Eligible Assignee; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; [and] (vi) specifies as its Domestic Lending Office and Eurodollar Lending Office and address for notices the respective offices previously notified to the Administrative Agent pursuant to the Credit Agreement[; and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for the purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to withholding taxes at a rate reduced by any applicable tax treaty].

                     (b) If the Assignee is a person subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Assignee represents and warrants that the execution, delivery and performance of this Assignment and Acceptance, and the purchase of the interest being assigned to it hereby, will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), other than a prohibited transaction which is covered by a currently effective class exemption granted by the U.S. Department of Labor pursuant to Section 408(a) of ERISA and Section 4975(C)(2) of the Code.

                     4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, the Assignor will deliver this Assignment and Acceptance to the Administrative

Agent for acceptance and recording. The effective date for this Assignment and Acceptance shall be the date of acceptance hereof by the Administrative Agent unless otherwise specified on Schedule 1 hereto (the "Assignment Effective Date").

                     5. Upon such acceptance and recording by the Administrative Agent, as of the Assignment Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in the Credit Agreement and in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in the Credit Agreement and in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other instruments and documents furnished pursuant thereto. The Assignee hereby acknowledges that the other parties to the Credit Agreement are intended third-party beneficiaries of this Assignment and Acceptance insofar as, after giving effect to this Assignment and Acceptance, the Assignee shall have the obligations of a Lender thereunder.

                     6. Upon such acceptance and recording by the Administrative Agent, from and after the Assignment Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Assignment Effective Date directly between themselves.

                     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                     8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

                     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.

                                   SCHEDULE 1
                                       TO
                           ASSIGNMENT AND ACCEPTANCE
                        Dated as of ____________, 19___


Section 1
_________

             Percentage interest                   ______%
             (as percentage of total
             Credit Agreement Advances/
             Commitments of all Lenders)

Section 2
_________

             Assignee's Commitment                 $_______________

             Aggregate Outstanding Principal
             Amount of Advances Owing to Assignee  $_______________

Section 3
_________
            Assignment Effective Date:                __________, 19___


                                        [_________________],
                                        as Assignor


                                        By______________________
                                          Title:________________


                                        [_________________],
                                        as Assignee


                                        By______________________
                                          Title:________________

Accepted this _______ day of
_____________, 19___

CITIBANK, N.A., as Administrative Agent


By___________________________
  Title:_____________________

                                   EXHIBIT D

                     [FORM OF OPINION OF COMPANY'S COUNSEL]

                      [Letterhead of W.J. Hallinan, Esq.]


                                     [Date]


Citibank, N.A., as
Administrative Agent
399 Park Avenue
New York, New York  10022

             and

The Lenders
and Agents Listed
on Schedule I Hereto

                 Re: Greyhound Financial Corporation Sixth Amendment and Restatement dated as of May 16, 1994 of Credit Agreement dated as of May 31, 1976

Dear Ladies and Gentlemen:

          As Vice President-General Counsel and Secretary of Greyhound Financial Corporation, a Delaware corporation (the "Company"), I am familiar with the Sixth Amendment and Restatement dated as of May 16, 1994 of Credit Agreement dated May 31, 1976, among the Company, the Lenders named therein, the Agents named therein, Bank of America National Trust and Savings Association, Bank of Montreal, Chemical Bank and Citibank, N.A. and National Westminster Bank USA, as Agents, and Citibank, N.A., as Administrative Agent (the "Credit Agreement"). All terms used herein that are defined in the Credit Agreement have the respective meanings specified in the Credit Agreement. This letter is being delivered to you in satisfaction of the condition set forth in
Section 5.01(b) of the Credit Agreement and with the understanding that you are entering into the Credit Agreement in reliance on the opinions expressed herein.

          In this connection, I have examined such certificates of public officials, certificates of officers of the Company and the Subsidiaries and copies certified to my satisfaction of corporate documents and records of the Company and the Subsidiaries and of other papers, and have made such other investigations, as I have deemed relevant and necessary as a basis for my opinion hereinafter set forth. I have relied upon such certificates of public officials and of officers of the Company and the Subsidiaries with respect to the accuracy of material factual matters contained therein which were not independently established.



                                      D-A-3-1

     Based on the foregoing and subject to the qualifications, limitations and assumptions contained herein, it is my opinion that:

          1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has qualified to do business as a foreign corporation and is in good standing under the laws of the State of Arizona. The Company has all requisite corporate power and corporate authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted and to execute, deliver and perform the Credit Agreement.

          2.  The execution, delivery and performance of the Credit
Agreement have been duly authorized by all requisite corporate action on the part of the Company. The Credit Agreement has been duly executed and delivered by authorized officers of the Company and constitutes the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          3. The Company is not an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

          4. The extension, arranging and obtaining of the credit represented by the Credit Agreement do not result in any violation of Regulation G, T, U and X of the Board of Governors of the Federal Reserve System.

          5.  None of the execution and delivery of the Credit
Agreement, the making of any Advances thereunder or compliance with the provisions thereof (A) conflicts with, or results in a breach or violation of the certificate of incorporation or bylaws of the Company, (B) results in a material breach or violation of, or constitutes a material default under, the terms, conditions or provisions of (i) any material loan agreement or other contract to which the Company or any Subsidiary is a party, (ii) any order, writ judgment or decree that the Company or any Subsidiary is a party to or by which any of the Company's or any Subsidiary's assets or properties are bound and which is material to the Company and its Subsidiaries, taken as a whole, or
(iii) any present United States federal, Delaware corporate or Arizona statute, rule or regulation, known to me to be applicable to or binding on the Company and of a type commonly applicable to transactions of the type contemplated by the Credit Agreement or (C) results in the creation of any Lien upon any of the assets or properties of the Company or any Subsidiary under any agreement or contract referred to in clause (B)(i) above.



                                      D-A-3-2

          6. No governmental consents, approvals, registrations, declarations or filings are required to be obtained or made by the Company in connection with the execution and delivery of the Credit Agreement.

          7. To the best of my knowledge, there are no actions, suits or proceedings (administrative, judicial or otherwise) pending or threatened against the Company or any Subsidiary which have a significant likelihood of materially and adversely affecting (a) the business, operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company to perform its obligations under the Credit Agreement, except as disclosed on Schedule II hereto.

          I am admitted to the bar in the State of Arizona, and I express no opinion as to the laws of any other jurisdiction except the General Corporation Law of the State of Delaware and the federal laws of the United States of America. While the Credit Agreement is stated to be governed by the laws of the State of New York, I have, with your permission, expressed the opinions herein as if the Credit Agreement were governed by the laws of the State of Arizona. With respect to such laws, my opinions are what the law is at the date hereof, and I assume no obligation to supplement this opinion due to any change in the law, legislative action, judicial decision or otherwise.

          To the extent that the obligations of the Company may be dependent upon such matters, I have assumed for the purposes of this opinion that each Person who is a party to the Credit Agreement (other than the Company) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; that the Credit Agreement has been duly authorized, executed and delivered by each such Person (other than the Company) and constitutes the legally valid and binding obligation of each such Person (other than the Company), enforceable in accordance with its terms; the genuineness of all signatures and the legal capacity of each natural person executing the Credit Agreement (other than any such person executing the Credit Agreement on behalf of the Company); the authenticity and completeness of documents submitted as originals, and the conformity of documents submitted as copies; that the Credit Agreement accurately describes and contains the agreement and mutual understandings of the parties, and that there are no verbal or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Credit Agreement; that you will receive no interest, charges, fees or other benefits or compensation in the nature of interest in connection with the Credit Agreement or its related transactions other than those that the Company has agreed in writing to pay; that all parties to the Credit Agreement will enforce their respective rights thereunder in circumstances and in a manner which are commercially reasonable and in accordance with applicable law; and that


                                      D-A-3-3
each Person who is a party to the Credit Agreement (other than the Company) has the requisite corporate or other organizational power and authority to perform is obligations under the Credit Agreement.

          This opinion is being delivered upon the express instructions of the Company to Citibank, N.A., as Administrative Agent, Citibank, N.A., Bank of America National Trust and Savings Association, Bank of Montreal, National Westminster Bank USA and Chemical Bank, as Agents and the Lenders under the Credit Agreement and is solely for their benefit in connection with the transactions contemplated thereby. This opinion may not be relied upon by, filed with, disclosed to, quoted in any manner to, referenced in any written report, financial statement or other document to, or delivered to any other person, firm or corporation for any purpose, without my prior written consent, except that the Administrative Agent, each Agent and each Lender may use this opinion (i) in connection with a review of the Credit agreement and transactions related thereto by a regulatory agency having supervisory authority over any such Person for the purpose of confirming the existence of this opinion, (ii) in connection with the assertion of a defense as to which this opinion is relevant and necessary, (iii) in response to a court order or
(iv) in connection with any assignment of any Advances or Commitment in accordance with the provisions of the Credit Agreement, and any permitted assignee may rely on this opinion as if it were addressed and had been delivered to such assignee on the date hereof.

                                               Very truly yours,


                                      D-A-3-4

                                   SCHEDULE I

                               Lenders and Agents
                               __________________

               [conform to signature pages of Credit Agreement]



                                      D-A-3-5

                                  SCHEDULE II

                              Material Litigation
                              ___________________


                                     None.


                                      D-A-3-6

                                   EXHIBIT E



                [LETTERHEAD OF GREYHOUND FINANCIAL CORPORATION]


                   REQUEST FOR EXTENSION OF TERMINATION DATE


                                      _____________________, 19___

LENDERS PARTY TO THE CREDIT AGREEMENT
 REFERRED TO BELOW

Ladies and Gentlemen

        In accordance with Section 2.17 of the Sixth Amendment and Restatement, dated as of May 16, 1994, of the Credit Agreement, dated as of May 31, 1976, as theretofore amended (the "Credit Agreement"; terms defined therein being used herein as therein defined), among the undersigned, the Lenders parties thereto, the Agents parties thereto, Bank of America National Trust and Savings Association, Bank of Montreal, Chemical Bank, Citibank, N.A. and National Westminster Bank USA, as Agents, and Citibank, N.A., as Administrative Agent, the undersigned hereby requests that you consent to extension of the Termination Date to [INSERT DATE ONE YEAR AFTER CURRENT TERMINATION DATE], or, if such date is not a Business Day, the next succeeding Business Day.

        Please indicate your consent to such extension of the Termination Date by signing the attached copy of this letter in the space provided below and returning same to the Administrative Agent, if possible by _____________, 19__ but, in any event, not later than ____________, 19___.

                                                Very truly yours,


                                                GREYHOUND FINANCIAL
                                                  CORPORATION


                                                By __________________________
                                                   Title:

          The undersigned Lender, party to the Credit Agreement, consents to the extension of the Termination Date as requested above.


                                                   [NAME OF LENDER]



                                                    ____________________________

                                                    By
                                                    ____________________________
                                                    Title:

                                   EXHIBIT F
                           [FORM OF PROMISSORY NOTE]
                        GREYHOUND FINANCIAL CORPORATION
                                PROMISSORY NOTE

                                                          Phoenix, Arizona
                                                          ________ __, 19__

           For value received, Greyhound Financial Corporation, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of ___________________________ (the "Lender"), for the account of its Applicable Lending Office, the unpaid principal amount of each Advance made by the Lender to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Advance. The Borrower promises to pay interest on the unpaid principal amount of each such Advance on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in United States dollars in same day funds at the Administrative Agent's office, as specified in the Credit Agreement.

          All Advances made by the Lender, the respective maturities thereof and all repayments of principal thereof shall be recorded by the Lender and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Advance then outstanding shall be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof, or in the records of such Lender in accordance with its usual practice; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

          This promissory note is one of the promissory notes referred to in Section 2.18 of the Sixth Amendment and Restatement dated as of May 16, 1994, of Credit Agreement dated as of May 31, 1976, as theretofore amended, among the Borrower, the Lenders named therein, the Agents named therein, Bank of America National Trust and Savings Association, Bank of Montreal, Chemical Bank, Citibank, N.A. and National Westminster Bank USA, as Agents, and Citibank, N.A., as Administrative Agent (said Sixth Amendment and Restatement, as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is hereby made to the Credit Agreement for provisions relating to this promissory note, including, without limitation, the mandatory and optional prepayment hereof and the acceleration of the maturity hereof.

                        GREYHOUND FINANCIAL CORPORATION


                        By____________________________
                             Title:

                          Schedule to Promissory Note

                       ADVANCES AND PAYMENTS OF PRINCIPAL

                                          Amount of
             Amount of        Type of     Principal     Maturity         Notation
Date         Advance          Advance     Repaid        Date             By

__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________


================================================================================
================================================================================


                     GREYHOUND FINANCIAL CORPORATION



                     SIXTH AMENDMENT AND RESTATEMENT
                         DATED AS OF MAY 16, 1994
                                   OF
                             CREDIT AGREEMENT
                         DATED AS OF MAY 31, 1976



================================================================================
================================================================================




         Bank of America National Trust and Savings Association,
             Bank of Montreal, Chemical Bank, Citibank, N.A.
               and National Westminster Bank USA, as Agents
                 Citibank, N.A., as Administrative Agent

                               TABLE OF CONTENTS

ARTICLE I
                             Definitions . . . . . . . . . . . . . . . . .   1
        SECTION 1.01.    Definitions . . . . . . . . . . . . . . . . . . .   1
                         ___________

ARTICLE II
                             Amount and Terms of the Credit. . . . . . . .  12
        SECTION 2.01.    The A Advances. . . . . . . . . . . . . . . . . .  12
                         ______________
        SECTION 2.02.    Making the A Advances . . . . . . . . . . . . . .  13
                         _____________________
        SECTION 2.03.    Making the B Advances . . . . . . . . . . . . . .  16
                         _____________________
        SECTION 2.04.    Prepayments of Advances . . . . . . . . . . . . .  20
                         _______________________
        SECTION 2.05.    Interest on A Advances. . . . . . . . . . . . . .  21
                         ______________________
        SECTION 2.06.    Additional Interest on Eurodollar Advances. . . .  23
                         __________________________________________
        SECTION 2.07.    Interest Rate Determination . . . . . . . . . . .  23
                         ___________________________
        SECTION 2.08.    Repayment . . . . . . . . . . . . . . . . . . . .  24
                         _________
        SECTION 2.09.    Increased Costs . . . . . . . . . . . . . . . . .  24
                         _______________
        SECTION 2.10.    Facility Fee. . . . . . . . . . . . . . . . . . .  25
                         ____________
        SECTION 2.11.    Reduction of the Commitments. . . . . . . . . . .  25
                         ____________________________
        SECTION 2.12.    Payments and Computations . . . . . . . . . . . .  26
                         _________________________
        SECTION 2.13.    Compensation. . . . . . . . . . . . . . . . . . .  27
                         ____________
        SECTION 2.14.    Taxes . . . . . . . . . . . . . . . . . . . . . .  28
                         _____
        SECTION 2.15.    Sharing of Payments, Etc. . . . . . . . . . . . .  29
                         ________________________
        SECTION 2.16.    Status of Prior Agreement . . . . . . . . . . . .  30
                         _________________________
        SECTION 2.17.    Extension of Commitments. . . . . . . . . . . . .  30
                         ________________________
        SECTION 2.18.    Evidence of Debt. . . . . . . . . . . . . . . . .  31
                         ________________
ARTICLE III
                             Representations and Warranties. . . . . . . .  32
        SECTION 3.01.    Representations and Warranties of the Company . .  32
                         _____________________________________________

ARTICLE IV
                             Covenants . . . . . . . . . . . . . . . . . .  35
        SECTION 4.01.    Affirmative Covenants . . . . . . . . . . . . . .  35
                         _____________________
        SECTION 4.02.    Negative Covenants. . . . . . . . . . . . . . . .  38
                         __________________

ARTICLE V
                             Conditions of Lending . . . . . . . . . . . .  42
        SECTION 5.01.    Conditions Precedent to Effectiveness . . . . . .  42
                         _____________________________________
        SECTION 5.02.    Conditions Precedent to Each A Advance. . . . . .  44
                         ______________________________________
        SECTION 5.03.    Conditions Precedent to Certain Borrowings. . . .  45
                         __________________________________________

ARTICLE VI
                             Events of Default. . . . . . . . . . . . .. .  45
        SECTION 6.01.    Events of Default . . . . . . . . . . . . . . . .  45
                         _________________

ARTICLE VII
                            The Administrative Agent and Agents . . . . .   48
        SECTION 7.01.    Authorization and Action. . . . . . . . . . . . .  48
                         ________________________
        SECTION 7.02.    Agents' Reliance, Etc . . . . . . . . . . . . . .  48
                         _____________________

        SECTION 7.03.    Citibank, BofA , Chemical, BofM, NatWest
                         ________________________________________
              and Their Affiliates . . . . . . . . . . . . . . . . . . . .  49
              ____________________
        SECTION 7.04.    Lender Credit Decision. . . . . . . . . . . . . .  49
                         ______________________
        SECTION 7.05.    Indemnification . . . . . . . . . . . . . . . . .  49
                         _______________
        SECTION 7.06.    Successor Agent . . . . . . . . . . . . . . . . .  50
                         _______________

ARTICLE VIII
                                Miscellaneous. . . . . . . . . . . . . . .  51
        SECTION 8.01.    No Waiver; Amendments . . . . . . . . . . . . . .  51
                         _____________________
        SECTION 8.02.    New Lenders . . . . . . . . . . . . . . . . . . .  52
                         ___________
        SECTION 8.03.    Notices, Etc. . . . . . . . . . . . . . . . . . .  52
                         ____________
        SECTION 8.04.    Assignments, Participations etc.. . . . . . . . .  52
                         _______________________________
        SECTION 8.05.    Costs, Expenses and Taxes . . . . . . . . . . . .  56
                         _________________________
        SECTION 8.06.    Right of Set-off. . . . . . . . . . . . . . . . .  57
                         ________________
        SECTION 8.07.    Accounting Terms. . . . . . . . . . . . . . . . .  57
                         ________________
        SECTION 8.08.    Effectiveness of Action by, or Consent of,
                         __________________________________________
                           Lenders. . . . . . . . . . . . . . . . .. . . .  57
                           _______
        SECTION 8.09.    Several Obligations . . . . . . . . . . . . . . .  57
                         ___________________
        SECTION 8.10.    Binding Effect. . . . . . . . . . . . . . . . . .  57
                         ______________
        SECTION 8.11.    Severability of Provisions. . . . . . . . . . . .  58
                         __________________________
        SECTION 8.12.    Descriptive Headings. . . . . . . . . . . . . . .  58
                         ____________________
        SECTION 8.13.    Governing Law . . . . . . . . . . . . . . . . . .  58
                         _____________
        SECTION 8.14.    Execution in Counterparts . . . . . . . . . . . .  58
                         _________________________
        SECTION 8.15.    Waiver of Trial by Jury . . . . . . . . . . . . .  58
                         _______________________

EXHIBIT A-1  Form of Notice of A Borrowing . . . . . . . . . . . . . . . A-1-1
EXHIBIT A-2  Form of Notice of B Borrowing . . . . . . . . . . . . . . . A-2-1
EXHIBIT A-3  Form of B Advance Offer Notice. . . . . . . . . . . . . . . A-3-1
EXHIBIT B  Section 4.01(a) Certificate . . . . . . . . . . . . . . . . . . B-1
EXHIBIT C  Assignment and Acceptance . . . . . . . . . . . . . . . . . . . C-1
EXHIBIT D  Form of Opinion of W. J. Hallinan, Esq. . . . . . . . . . . . . D-1
EXHIBIT E  Form of Extension Request . . . . . . . . . . . . . . . . . . . E-1
EXHIBIT F  Form of Promissory Note . . . . . . . . . . . . . . . . . . . . F-1

SCHEDULE 1  Lending Offices

                                      ii